                            STOCK PURCHASE AGREEMENT


                             DATED FEBRUARY 29, 1996


                                      AMONG


                           FRONTIER INSURANCE COMPANY,


                              NI ACQUISITION CORP.


                                       AND


                             CAPSURE HOLDINGS CORP.

                                TABLE OF CONTENTS



                                    ARTICLE 1
                                   DEFINITIONS

1.1     Definitions......................................................................  1


                                    ARTICLE 2
                                PURCHASE AND SALE
2.1     Purchase and Sale................................................................  6
2.2     Closing..........................................................................  6
2.3     Post-Closing Purchase Price Adjustment...........................................  8


                                    ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF SELLER

3.1     Corporate Existence and Power....................................................  9
3.2     Corporate Authorization..........................................................  9
3.3     Governmental Authorization.......................................................  9
3.4     Non-Contravention................................................................  9
3.5     Capitalization................................................................... 10
3.6     Ownership of Shares.............................................................. 10
3.7     Subsidiaries..................................................................... 10
3.8     Financial Statements............................................................. 10
3.9     Absence of Certain Changes....................................................... 11
3.10    Material Contracts............................................................... 12
3.11    Litigation....................................................................... 12
3.12    Compliance with Laws............................................................. 12
3.13    Properties....................................................................... 12
3.14    Intentionally omitted............................................................ 13
3.15    Brokers' Fees.................................................................... 13
3.16    ERISA and Employee Representations............................................... 13
3.17    Environmental Matters............................................................ 14
3.18    Intercompany Accounts............................................................ 14
3.19    Reserves......................................................................... 14
3.20    The Company...................................................................... 15
3.21    Investments...................................................................... 15
3.22    Taxes............................................................................ 15


                                    ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES OF BUYER

4.1     Corporate Existence and Power.................................................... 16
4.2     Corporate Authorization.......................................................... 16
4.3     Governmental Authorization....................................................... 16
4.4     Non-Contravention................................................................ 16
4.5     Financing........................................................................ 16





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

4.6     Purchase for Investment.......................................................... 16
4.7     Brokers' Fees.................................................................... 17


                                    ARTICLE 5
                               COVENANTS OF SELLER

5.1     Conduct of the Business.......................................................... 17
5.2     Access to Information............................................................ 17
5.3     Resignations..................................................................... 17
5.4     Regulatory Matters............................................................... 18
5.5     Release from Lenders............................................................. 18
5.6     Audited Financial Statements..................................................... 18
5.7     Investment Portfolio Adjustments................................................. 18
5.8     Estimated UCM Financial Statements............................................... 18
5.9     Case Reserves Files.............................................................. 18
5.10    Confidentiality.................................................................. 18
5.11    Intercompany Accounts............................................................ 18
5.12    Updated Schedules................................................................ 19
5.13    Estimated Adjusted Surplus....................................................... 19
5.14    Tangible Net Worth of UCM........................................................ 19


                                    ARTICLE 6
                               COVENANTS OF BUYER

6.1     Confidentiality.................................................................. 19
6.2     Post-Closing Access.............................................................. 19
6.3     Regulatory Matters............................................................... 19
6.4     Post-Closing Use of Office Space................................................. 19
6.5     Agreement to Sublease............................................................ 19


                                    ARTICLE 7
                          COVENANTS OF BUYER AND SELLER

7.1     Necessary Assurances............................................................. 20
7.2     Filings and Consents............................................................. 20
7.3     Public Announcements............................................................. 20
7.4     Post-Closing Reinsurance......................................................... 20
7.5     Government Filings............................................................... 21
7.6     Closing Statements............................................................... 21
7.7     Termination Notices.............................................................. 21


                                    ARTICLE 8
                                   TAX MATTERS

8.1     Buyer Tax Covenants.............................................................. 21
8.2     Property and Casualty Loss Discount Determination................................ 22
8.3     Termination of Tax Sharing Agreements............................................ 22
8.4     Tax Sharing...................................................................... 22

                                       ii



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8.5     Cooperation on Tax Matters....................................................... 22
8.6     Responsibility for Taxes and Tax Returns......................................... 22
8.7     Intentionally omitted............................................................ 23
8.8     Apportionment.................................................................... 23


                                    ARTICLE 9
                                EMPLOYEE BENEFITS
9.1     Individual Account Plans......................................................... 23
9.2     Plans Following the Closing...................................................... 23


                                   ARTICLE 10
                              CONDITIONS TO CLOSING

10.1    Conditions to Obligations of Buyer and Seller.................................... 24
10.2    Conditions to Obligation of Buyer................................................ 24
10.3    Conditions to Obligation of Seller............................................... 26


                                   ARTICLE 11
                            SURVIVAL; INDEMNIFICATION
11.1    Survival of Representations, Warranties and Covenants............................ 27
11.2    Indemnification by Parent........................................................ 27
11.3    Indemnification by Buyer......................................................... 28
11.4    Terms of Indemnification......................................................... 29
11.5    Exclusive Remedy................................................................. 31
11.6    Damages Net of Insurance, Etc.................................................... 31


                                   ARTICLE 12
                                   TERMINATION
12.1    Grounds for Termination.......................................................... 32
12.2    Effect of Termination............................................................ 32


                                   ARTICLE 13
                                  MISCELLANEOUS

13.1    Notices.......................................................................... 32
13.2    Amendments and Waivers........................................................... 33
13.3    Expenses......................................................................... 33
13.4    Successors and Assigns........................................................... 33
13.5    Governing Law.................................................................... 33
13.6    Counterparts; Facsimile Signatures............................................... 33
13.7    Third Party Beneficiaries........................................................ 34
13.8    Entire Agreement................................................................. 34
13.9    Headings......................................................................... 34
13.10   Schedules........................................................................ 34

                                       iii



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



                            STOCK PURCHASE AGREEMENT


               AGREEMENT dated this 29th day of February, 1996 ("Agreement") between Frontier Insurance Company, a New York corporation ("Buyer"), and NI Acquisition Corp., a Texas corporation ("Seller") and, for purposes of Section 2.3(c) and Article 11 hereof only, Capsure Holdings Corp., a Delaware corporation ("Parent").

                                   WITNESSETH:

               WHEREAS, Seller is the record and beneficial owner of all of the issued and outstanding shares of common stock, $.01 par value per share (the "Common Stock"), and preferred stock, $.01 par value per share (the "Preferred Stock") of United Capitol Holding Company, a Delaware corporation (the "Company"); and

               WHEREAS, Seller desires to sell all of the issued and outstanding shares of Common Stock and Preferred Stock (collectively, the "Shares") to Buyer, and Buyer desires to purchase the Shares from Seller, upon the terms and subject to the conditions hereinafter set forth.

               NOW, THEREFORE, the parties hereto agree as follows:


                                    ARTICLE 1
                                   DEFINITIONS

               1.1 Definitions. The following terms, as used herein, have the following meanings:

               "Adjusted Closing Statements" shall have the meaning ascribed to it in Section 2.3(b).

               "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; provided, however, that for purposes of this Agreement neither the Company nor any of its Subsidiaries shall be considered an Affiliate of Seller.

               "Agreement" shall have the meaning ascribed to it in the first paragraph of this Agreement.

               "Applicable Tax Rate" means the corporate Tax rate (without the application of net operating loss carryovers) actually applicable to Buyer or Seller at the time a Tax Benefit becomes allowable to Buyer, any of its Affiliates, Seller, the Company or a Subsidiary of the Company (as the case may be).

               "Arbitrating Accountant" shall have the meaning ascribed to it in
Section 2.3(b).

               "Audited  Consolidated   Financial  Statements"  shall  have  the
meaning ascribed to it in Section 3.8(a).

               "Audited Statutory Financial Statements" shall have the meaning ascribed to it in Section 3.8(b).

               "Audited  UCM  Financial   Statements"  shall  have  the  meaning
ascribed to it in Section 3.8(a).

               "Balance Sheet Date" means December 31, 1995.

               "Basket" shall have the meaning ascribed to it in Section 11.4(a)(i).

               "Benefit Arrangement" means any employment, severance or similar contract, or any plan or arrangement (whether or not written) providing for severance benefits, disability, health and life insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, vacation benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options or other forms of incentive compensation or post-retirement insurance, compensation or benefits that (a) is not an Employee Plan, (b) is entered into or maintained, by Seller or any of its ERISA Affiliates and (c) covers any employee or former employee of the Company or any of its Subsidiaries.

               "Buyer" shall have the meaning ascribed to it in the first paragraph of this Agreement.

               "Business"   means  the   businesses   of  the  Company  and  its
Subsidiaries taken as a whole.

               "Closing" shall have the meaning ascribed to it in Section 2.2.

               "Closing Adjusted Surplus" means the Surplus of UCIC as set forth in the Closing Balance Sheet (i) minus the Invested Assets (including the investment in Subsidiaries) as set forth in the Closing Balance Sheet, (ii) plus such Invested Assets (excluding the investment in Subsidiaries) reflected at the fair market value thereof as of the Closing Date, (iii) plus the positive amount of any current liability for Taxes that is the responsibility of Seller pursuant to Section 8.6 hereof that is reflected in the Closing Balance Sheet, and (iv) minus the positive amount of any Taxes that is reflected as a recoverable in the Closing Balance Sheet and which is recoverable by Parent or an Affiliate of Parent pursuant to Section 8.1(c).

               "Closing  Balance Sheet" shall have the meaning ascribed to it in
Section 2.3(a).

               "Closing Date" means the date of the Closing.

               "Closing Income Statement" shall have the meaning ascribed to it in Section 2.3(a).

               "Closing Purchase Price" shall have the meaning ascribed to it in
Section 2.1.

               "Closing  Statements"  shall have the  meaning  ascribed to it in
Section 2.3(a).

               "Closing  Worksheet"  shall have the  meaning  ascribed  to it in
Section 2.3(a).

               "Code" means the United States Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.

               "Common Stock" shall have the meaning ascribed to it in the second paragraph of this Agreement.

               "Company" shall have the meaning ascribed to it in the second paragraph of this Agreement.

               "Confidentiality Agreement" shall have the meaning ascribed to it in Section 6.1.

               "Credit  Agreement"  shall  have the  meaning  ascribed  to it in
Section 5.5.

               "Damages"  shall  have  the  meaning  ascribed  to it in  Section
11.2(a).

               "Direct  Rollover"  shall  have  the  meaning  ascribed  to it in
Section 9.1.

               "Employee" shall mean any full time, part-time or former employee of the Company or any of its Subsidiaries who is eligible to participate in an Employee Plan.
                                                 2

               "Employee Plan" means any "employee  benefit plan", as defined in
Section 3(3) of ERISA, that (a) is subject to any provision of ERISA, (b) is maintained or contributed to by Seller or any ERISA Affiliate of Seller and (c) covers any employee or former employee of the Company or any of its Subsidiaries.

               "Environmental  Laws"  shall have the  meaning  ascribed to it in
Section 3.17.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

               "ERISA Affiliate" of any entity means any other entity which, together with such entity, would be treated as a single employer under Section 414 of the Code.

               "Estimated Adjusted Surplus" means the Surplus of UCIC as set forth in the Estimated SAP Closing Balance Sheet (i) minus the Invested Assets (including the investment in Subsidiaries) as set forth in the Estimated SAP Closing Balance Sheet, (ii) plus such Invested Assets (excluding the investment in Subsidiaries) reflected at the fair market value thereof as of two business days prior to the date of delivery of the Estimated SAP Closing Balance Sheet,
(iii) plus the positive amount of any current liability for Taxes that is the responsibility of Seller pursuant to Section 8.6 hereof, that is reflected in the Estimated SAP Closing Balance Sheet, and (iv) minus the positive amount of any Taxes that is reflected as a recoverable in the Estimated SAP Closing Balance Sheet and which is recoverable by Parent or an Affiliate of Parent pursuant to Section 8.1(c).

               "Estimated GAAP Closing Balance Sheet" shall have the meaning ascribed to it in Section 2.2(c)(ii).

               "Estimated SAP Closing Balance Sheet" shall have the meaning ascribed to it in Section 2.2(c)(i).

               "Estimated  Worksheet"  shall have the meaning  ascribed to it in
Section 2.3(c)(i).

               "Federal Tax" means any Tax imposed under Subtitle A of the Code.

               "Final Determination" means (a) with respect to Federal Taxes, a "determination" as defined in Section 1313(a) of the Code or execution of an Internal Revenue Service Form 870-AD and, with respect to Taxes other than Federal Taxes, any final determination of liability in respect of a Tax that, under applicable law, is not subject to further appeal, review or modification through proceedings or otherwise (including the expiration of a statute of limitations or a period for the filing of claims for refunds, amended returns or appeals from adverse determinations) or (b) the payment of Tax by Buyer, Seller or any of their Affiliates, whichever is responsible for payment of such Tax under applicable law, with respect to any item disallowed or adjusted by a Taxing Authority, provided that such responsible party determines that no action should be taken to recoup such payment and the other party agrees.

               "Frontier  401(k) Plan" shall have the meaning  ascribed to it in
Section 9.1.

               "Frontier  Pacific"  shall  have the  meaning  ascribed  to it in
Section 10.1(d).

               "GAAP" means U.S. generally accepted accounting principles.

               "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

               "Hazardous Materials" shall have the meaning ascribed to it in Section 3.17.

               "IBNR"  shall  have  the  meaning   ascribed  to  it  in  Section
2.2(d)(i).

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               "Indemnified  Party"  shall have the  meaning  ascribed  to it in
Section 11.6.

               "Individual Account Plans" means the Pension Plan and the Parent 401(k) Plan.

               "Intercompany Account Statement" shall have the meaning ascribed to it in Section 5.11.

               "Invested Assets" means, as of any date, with respect to (a) UCIC, those assets required to be included on Page 2, Line 8(a) of UCIC's Statutory Annual Statement and (b) the Company and its other Subsidiaries, assets of the type described in clause (a) above.

               "Investment Portfolio Adjustments" means the actions taken by Seller or any of its Subsidiaries to comply with the obligations set forth in
Section 5.7 and in connection with the payment of the Special Dividends.

               "Leased Properties" means any offices, buildings and other real property that are leased by the Company or any of its Subsidiaries as of the date hereof and that are used in the operation of the Business.

               "Lien" means, with respect to any material property or asset, any mortgage, lien, pledge, security interest or encumbrance of any kind in respect of such material property or asset. For the purposes of the Agreement, a Person shall be deemed to own any property or asset subject to a Lien if it has acquired or holds such property or asset subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

               "Liquidated  Damages"  shall have the  meaning  ascribed to it in
Section 11.4(a)(ii).

               "Litigation"  shall have the  meaning  ascribed  to it in Section
3.11.

               "Material Adverse Effect" means, with respect to any Person, a material adverse effect on the financial condition, business or assets of such Person and its Subsidiaries, taken as a whole, excluding the effect of the transactions contemplated under this Agreement including, without limitation, the Investment Portfolio Adjustments and the payment of the Special Dividends.

               "MGA Agreement" shall have the meaning ascribed to it in Section 7.4.

               "Multiemployer   Plan"  means  each   Employee  Plan  that  is  a
multiemployer plan, as defined in Section 3(37) of ERISA.

               "Negative Material Breach" means aggregate costs and penalties in excess of $75,000; provided, however, that no individual cost or penalty shall be included in such aggregate unless it exceeds $10,000.

               "Parent" shall have the meaning ascribed to it in the first paragraph of this Agreement.

               "Parent  401(k)  Plan" means the Capsure  Holdings  Corp.  401(k)
Plan.

               "Pension Plan" means the United Capitol Insurance Company Pension Plan and Trust.

               "Person" means an individual, corporation, partnership, association, trust, limited liability company, limited liability partnership or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

               "Post-Closing Tax Period" means any Tax period (or portion thereof) commencing on or after the close of business on the Closing Date.

               "Post-Closing Purchase Price Adjustment" shall have the meaning ascribed to it in Section 2.3(c).

               "Pre-Closing Tax Period" means any Tax period (or portion thereof) ending on or before the close of business on the Closing Date.

               "Purchase Price" shall have the meaning ascribed to it in Section 2.1.

               "Reinsurance  Agreement" shall have the meaning ascribed to it in
Section 7.4.

               "Reserves" shall have the meaning ascribed to it in Section 3.19.

               "SAP" means the statutory accounting practices prescribed or permitted by the Office of the Commissioner of Insurance of the State of Wisconsin or the National Association of Insurance Commissioners.

               "SAP Equity  Adjustment" shall have the meaning ascribed to it in
Section 2.2(f).

               "Seller" shall have the meaning ascribed to it in the first paragraph of this Agreement.

               "Seller Group" means, with respect to Federal income Taxes, the affiliated group of corporations (as defined in Section 1504(a) of the Code) of which Seller is a member.

               "Seller's Senior Officers" means Bruce A. Esselborn, Mary Jane Robertson, Kelly L. Stonebraker and Ronald D. Bobman.

               "Shares" shall have the meaning ascribed to it in the third paragraph of this Agreement.

               "Special Dividends" means the aggregate of all dividends paid by the Company to Seller and by the Company's Subsidiaries to the Company from January 1, 1996 through and including the Closing Date.

               "Straddle  Period"  shall  have  the  meaning  ascribed  to it in
Section 8.8.

               "Subsidiary" means, with respect to any Person, any entity whose securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are, at the time, directly owned by such Person or indirectly owned by such Person through a Subsidiary.

               "Surplus" means surplus as regards policyholders determined in accordance with SAP.

               "Tangible  Net Worth"  shall have the  meaning  ascribed to it in
Section 5.14.

               "Tax" means (a) any net income tax or franchise tax based on net income, (including any alternative or add-on minimum taxes, and gross income, gross receipts, premium, sales, use, ad valorem, value added, transfer, profits, license, payroll, employment, excise, severance, stamp, occupation, property or windfall profit tax, custom duty or other tax, governmental fee or other like assessments), together with any interest, penalty, addition to tax or additional amount due from, or in respect of, the Company and its Subsidiaries imposed by a Taxing Authority and (b) any liability for the payment of any amount of the type described in the immediately preceding clause (a) as a result of the Company or any of its Subsidiaries being a member of Seller Group.

               "Tax Benefit" means any deduction, amortization, exclusion from income or credit or other allowance.

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

               "Tax Loss" shall have the meaning ascribed to it in Section 11.2(c)(iii).

               "Tax Returns" means all material Tax returns, statements, reports and forms, including, without limitation, consolidated returns, statements, reports and forms, where applicable.

               "Tax Sharing Agreements" means the various Tax sharing agreements entered into by and between Parent, Seller, the Company and its Subsidiaries, applicable to all taxable periods commencing February 20, 1990 and ending on the Closing Date.

               "Taxing Authority" means any governmental authority (domestic or foreign) responsible for the imposition of any Tax.

               "Termination  Notice"  shall have the  meaning  ascribed to it in
Section 10.1(d).

               "Third  Party  Claim"  shall have the  meaning  ascribed to it in
Section 11.4(d)(i).

               "UCIC"  shall  have  the  meaning   ascribed  to  it  in  Section
2.2(c)(i).

               "UCM" means United Capitol Managers, Inc., a Delaware corporation and wholly-owned subsidiary of UCIC.

               "Western Surety" shall have the meaning ascribed to it in Section 7.4.


                                    ARTICLE 2
                                PURCHASE AND SALE

               2.1 Purchase and Sale. Upon the terms and subject to the conditions set forth in this Agreement, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, the Shares at the Closing. The purchase price for the Shares is Thirty Million Nine Hundred Twenty Thousand and 00/100 Dollars ($30,920,000) (the "Purchase Price") plus or minus the amount of the SAP Equity Adjustment calculated pursuant to Section 2.2(f) (the "Closing Purchase Price"). The Closing Purchase Price shall be paid in cash as provided in Section
2.2 and further adjusted,  if applicable,  pursuant to the provisions of Section
2.3 hereto.

               2.2 Closing. The closing of the purchase and sale of the Shares hereunder (the "Closing") shall take place at the offices of Epstein Becker & Green, P.C., New York, New York as soon as possible, but in no event later than twelve business days after satisfaction of the conditions set forth in Article 10, or at such other time or place as Buyer and Seller may agree. At the
Closing:

                      (a) Buyer shall deliver to Seller the Closing Purchase Price in immediately available funds by wire transfer to an account of Seller, designated in writing by Seller by notice to Buyer at least two business days prior to the Closing Date, and all documents to be delivered under Section 10.3.

                      (b) Seller shall deliver to Buyer certificates for the Shares duly endorsed in blank or accompanied by stock powers duly endorsed in blank, and all documents to be delivered under Section 10.2.

                      (c) At least five business days prior to the Closing Date, Seller shall deliver, or cause to be delivered, to Buyer the following:

                             (i) a balance sheet of United Capitol Insurance Company, a Wisconsin corporation ("UCIC"), estimated as of the Closing Date prepared (x) in accordance with SAP and (y) on a basis consistent with the SAP balance sheet included in the Audited Statutory Financial Statements (the

        "Estimated SAP Closing Balance Sheet"), accompanied by a worksheet (the "Estimated Worksheet") setting forth the calculation of Estimated Adjusted Surplus, together with the related statement of income for the period January 1, 1996 through the Closing Date;

                             (ii) an interim consolidated balance sheet of the Company and its Subsidiaries estimated as of the Closing Date prepared, except as noted in Section 2.2(e)(ii), (x) in accordance with GAAP, (y) on a basis consistent with the GAAP balance sheet included in the 1995 Audited Consolidated Financial Statements (the "Estimated GAAP Closing Balance Sheet"), together with the related consolidated statement of income for the period January 1, 1996 through and including the Closing Date; and

                             (iii) a certification by the Chief Financial Officer of Seller and the Controller of the Company representing that the Estimated SAP Closing Balance Sheet and the Estimated GAAP Closing Balance Sheet, together with the respective related statements of income for the period January 1, 1996 through and including the Closing Date, have been prepared, in all material respects, in accordance with SAP and, except as noted in Section 2.2(e)(ii), in accordance with GAAP, respectively, applied on a basis consistent with the Audited Statutory Financial Statements and the 1995 Audited Consolidated Financial
        Statements,  respectively,  and in  accordance  with the  provisions  of
        Section 2.2(d) and 2.2(e), respectively.

                      (d) The Estimated SAP Closing Balance Sheet shall be prepared in accordance with SAP as set forth in Section 2.2(c)(i) and shall reflect the following:

                             (i) Reserves shall be estimated in accordance with generally accepted actuarial standards and consistent with past practice and, in estimating Reserves as at the Closing Date, such calculation shall include, among other things, the amounts of the (x) incurred but not reported losses (net of ceded reinsurance) and (y) unpaid unallocated loss adjustment expenses ((x) and (y) together referred to as "IBNR", which IBNR was twenty-six million dollars ($26,000,000) as of December 31, 1995); and

                             (ii) Invested Assets comprised only of (x) cash and cash equivalents, (y) short-term investments and (z) fixed income securities that were owned by the Company on December 31, 1995, and which are not set forth on Schedule 2.2(d)(ii) hereto furnished by Buyer;

                      (e) The Estimated GAAP Closing Balance Sheet shall be prepared on an interim basis in accordance with GAAP (except as provided in subsection (ii) below) applied as set forth in Section 2.2(c)(ii) and shall reflect the following:

                             (i)   the   accounts   of  the   Company   and  its
        Subsidiaries on a stand-alone basis; and

                             (ii)   the   exclusion   of   financial   statement
        footnotes.

                      (f) The "SAP Equity Adjustment" shall be equal to the positive amount of the difference between $19,000,000 and Estimated Adjusted Surplus. The Closing Purchase Price shall thereupon be determined as follows:
(i) if Estimated Adjusted Surplus exceeds $19,000,000, then the Closing Purchase Price shall be equal to the Purchase Price plus the amount by which Estimated Adjusted Surplus exceeds $19,000,000, or (ii) if Estimated Adjusted Surplus is less than $19,000,000, then the Closing Purchase Price shall be equal to the Purchase Price minus the amount by which $19,000,000 exceeds Estimated Adjusted Surplus.

               2.3 Post-Closing Purchase Price Adjustment. (a) Within 45 days after the Closing Date, Buyer shall cause to be prepared, under the supervision of Seller and its representatives, a balance sheet of UCIC

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


as at the Closing Date (the "Closing Balance Sheet") and a statement of income of UCIC for the period January 1, 1996 through and including the Closing Date (the "Closing Income Statement"), each prepared on a basis consistent with the Estimated SAP Closing Balance Sheet, with account balances computed in accordance with SAP consistently applied, and a worksheet setting forth the calculation of Closing Adjusted Surplus (the "Closing Worksheet" and, together with the Closing Balance Sheet, the "Closing Statements") and certified to such effect by the Controller of the Company and approved by Buyer and Seller.

                      (b) Within 15 days after receipt of the Closing Statements, either Buyer or Seller may notify the other that it disputes all or part of the Closing Statements, and if neither Buyer nor Seller so notifies the other, then Buyer and Seller shall be deemed to have accepted the Closing Statements. If either party notifies the other of a dispute, then, during the 15-day period following the date of the last notice of dispute given, Buyer and Seller shall use reasonable efforts to resolve the dispute and agree upon the Closing Statements. If Buyer and Seller are unable to resolve the dispute within such 15-day period, then the dispute shall be submitted within five days of such 15-day period to an office of KPMG Peat Marwick in the eastern United States having a significant property and casualty insurance practice for determination (the "Arbitrating Accountant"). The determination of the Arbitrating Accountant shall be made within 30 days after submission by the parties hereto, and any changes to the Closing Statements required by such determination shall be set forth by the Arbitrating Accountant in adjustments to the Closing Statements (the "Adjusted Closing Statements"), which Adjusted Closing Statements shall be final and binding and shall be delivered by the Arbitrating Accountant to Buyer and Seller. If the Arbitrating Accountant's determination with respect to all disputes (i) results in a net adjustment to the Closing Purchase Price in favor of Seller, then Buyer shall pay the reasonable fees and expenses of the Arbitrating Accountant; (ii) results in a net adjustment to the Closing Purchase Price in favor of Buyer, then Seller shall pay the reasonable fees and expenses of the Arbitrating Accountant; (iii) results in no net adjustment to the Closing Purchase Price, then the party giving the dispute notice shall pay the reasonable fees and expenses of the Arbitrating Accountant; or (iv) results in no net adjustment to the Closing Purchase Price and both Buyer and Seller gave a dispute notice, then Buyer shall pay fifty percent (50%) and Seller shall pay fifty percent (50%) of the reasonable fees and expenses of the Arbitrating Accountant.

                      (c) The Closing Purchase Price shall be adjusted as follows (the "Post-Closing Purchase Price Adjustment"): (i) If Closing Adjusted Surplus set forth on the Closing Worksheet (or the closing worksheet included in the Adjusted Closing Statements, if applicable) exceeds Estimated Adjusted Surplus, then Buyer shall pay to Seller the amount of such difference, or (ii) if Closing Adjusted Surplus set forth on the Closing Worksheet (or the closing worksheet included in the Adjusted Closing Statements, if applicable) is less than Estimated Adjusted Surplus, then Parent shall pay to Buyer the amount of such difference. Any payment required in this Section shall be made in immediately available funds by wire transfer to an account of Seller or Buyer, as the case may be, as designated in writing by notice by the other party, within 10 days following the determination of such Post-Closing Purchase Price Adjustment.


                                    ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF SELLER

               Seller represents and warrants to Buyer as of the date hereof and as of the Closing Date that:

               3.1 Corporate Existence and Power. Seller has been incorporated and is validly existing as a corporation in good standing under the laws of the State of Texas and has all corporate powers required to carry on its business as now conducted. The Company (a) has been incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, (b) has all corporate powers required to carry on its business as now conducted, (c) has all governmental licenses, permits, authorizations, consents and approvals required to carry on the Business as now conducted, all of which are in full force and effect, and (d) is qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except, with respect to clauses (c) and (d) above, for those licenses, permits, authorizations, consents

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


and approvals the absence of which, and those jurisdictions where failure to be so qualified, would not result in a Negative Material Breach. Seller has heretofore provided to Buyer true and complete copies of the certificate of incorporation and bylaws of Seller and the Company as in effect on the date hereof.

               3.2 Corporate Authorization. Except as set forth in Schedule 3.2 hereto, the execution, delivery and, subject to the receipt of the approvals referred to in Section 3.3, performance by Seller of this Agreement and the transactions contemplated hereunder are within Seller's corporate powers and have been duly authorized by all necessary corporate action on the part of Seller. This Agreement constitutes a valid and legally binding agreement of Seller, enforceable against Seller in accordance with its terms, subject to (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally and the rights of creditors of insurance companies generally and (b) general principles of equity (regardless of whether considered in a proceeding at law or equity).

               3.3 Governmental  Authorization.  Except as set forth in Schedule
3.3 hereto, the execution, delivery and performance by Seller of this Agreement requires no action by or in respect of, or filing with, any governmental body, agency, or official on the part of Seller or any of its Subsidiaries other than
(a) compliance with any applicable requirements of the HSR Act, (b) approvals or filings under applicable Federal and state securities laws and under the applicable state insurance laws of the jurisdictions set forth on Schedule 3.3 hereto, (c) filings and notices not required to be made or given until after the Closing Date and filings, at any time, of Tax Returns, Tax reports and Tax information statements and (d) any such action or filing as to which the failure to make or obtain would not result in a Negative Material Breach.

               3.4 Non-Contravention. Except as set forth in Schedule 3.4 hereto, the execution, delivery and performance by Seller of this Agreement do not and will not (a) violate the certificate of incorporation or bylaws of Seller, the Company or any of its Subsidiaries, (b) assuming compliance with the matters referred to in Section 3.3, violate any applicable law, rule, regulation, judgment, injunction, order or decree, (c) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company or any of its Subsidiaries, or to a loss of any benefit to which the Company or any Subsidiary of the Company is entitled, under any agreement or other instrument binding upon the Company or any of its Subsidiaries or (d) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries except, in the case of clauses
(b), (c) and (d) above, to the extent that any such violation, failure to obtain any such consent or other action, default, right, loss or Lien would not result in a Negative Material Breach.

               3.5 Capitalization. (a) The authorized capital stock of the Company consists of 650,000 shares of Common Stock and 493,750 shares of Preferred Stock. As of the date hereof, there are outstanding 73,850 shares of Common Stock and 447,418 shares of Preferred Stock.

                      (b) All outstanding shares of Common Stock and Preferred Stock have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth in this Section 3.5 and Schedule 3.5 hereto, there are no outstanding (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or
(iii) options or other rights to acquire from the Company, or other obligations of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company; and there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any such securities.

               3.6 Ownership of Shares. Except as set forth in Schedule 3.6 hereto, Seller is the record and beneficial owner of the Shares, free and clear of any Lien (except for the pledge pursuant to the Credit Agreement) and will transfer and deliver to Buyer at the Closing valid title to the Shares, free and clear of any Lien, except Liens arising as a result of any action taken by Buyer or any of its Affiliates; provided, however, that Seller makes no representation regarding the ability of any Person other than Seller to transfer or otherwise dispose of the Shares without registration or qualification under, or in compliance with, applicable Federal securities or state securities or insurance laws.

               3.7  Subsidiaries.  Except as set forth in Schedule 3.7: (a) Each
Subsidiary of the Company has been incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all governmental licenses, permits, authorizations, consents and approvals required to carry on its business as now conducted, all of which are in full force and effect, and is qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where the failure to be so qualified, and those licenses, authorizations, consents and approvals the absence of which, would not result in a Negative Material Breach. Each Subsidiary of the Company, together with its jurisdiction of incorporation and percentage ownership of the capital stock of any other Subsidiary, is described on Schedule 3.7 hereto. Attached to Schedule 3.7 are true and complete copies of the articles of incorporation and by-laws of each of the Subsidiaries of the Company.

                      (b) Except as set forth on Schedule 3.7 hereto, as of the Closing Date, all of the outstanding capital stock of, or other voting securities or ownership interests in, each Subsidiary of the Company will be owned by the Company, directly or indirectly, free and clear of any Lien. There are no outstanding (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary of the Company or (ii) options or other rights to acquire from the Company or any of its Subsidiaries, or other obligations of the Company or any of its Subsidiaries to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities or ownership interests in, any Subsidiary of the Company; and there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any such securities.

               3.8 Financial Statements. (a) GAAP Financial Statements. As of the date of this Agreement, the draft consolidated balance sheets of the Company and its Subsidiaries as of December 31, 1994 and 1995 and the related draft consolidated statements of income and cash flows for the years then ended, which previously have been furnished to Buyer, present fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of operations of the Company and its Subsidiaries for the respective periods then ended in conformity with GAAP. In addition, the draft balance sheet of UCM as of December 31, 1995 and the related statement of income and cash flows for the year then ended, which previously have been furnished to Buyer, present fairly, in all material respects, the financial position of UCM as of December 31, 1995 and the results of operations of UCM for the year then ended in conformity with GAAP. As of the Closing Date, the audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 1994 and 1995 and the related audited consolidated statements of income and cash flows for the years then ended (the "Audited Consolidated Financial Statements"), to be furnished to Buyer pursuant to Section 5.6 hereof, will present fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of operations of the Company and its Subsidiaries for the respective periods then ended in conformity with GAAP. In addition, as of the Closing Date the audited balance sheets of UCM as of December 31, 1994 and 1995 and the related audited statements of income and cash flows for the years then ended (the "Audited UCM Financial Statements"), to be furnished to Buyer pursuant to Section 5.6 hereof, will present fairly, in all material respects, the financial position of UCM as of the dates thereof and the results of operations of UCM for the years then ended in conformity with GAAP.

                      (b) Statutory Financial Statements. The audited statutory balance sheets of UCIC as of December 31, 1993 and December 31, 1994, and the related audited statutory statements of income and changes in capital and surplus and cash flows for each of the years then ended and, as at the date of this Agreement, the draft statutory balance sheet of UCIC as of December 31, 1995 and the related draft statutory statements of income and changes in capital and surplus and cash flows for the year then ended, which previously have been furnished to Buyer, present fairly, in all material respects, the admitted assets, liabilities, capital and

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

surplus, cash flows and other funds of UCIC as at the dates and for the periods indicated, in conformity with SAP. As of the Closing Date, the audited statutory balance sheet of UCIC as of December 31, 1995 and the related audited statutory statements of income and changes in capital and surplus and cash flows for the year then ended (the "Audited Statutory Financial Statements") to be furnished to Buyer pursuant to Section 5.6 hereof, will present fairly, in all material respects, the admitted assets, liabilities, capital and surplus, cash flows and other funds of UCIC as at the date and for the period indicated, in conformity with SAP.

               3.9 Absence of Certain  Changes.  Except as disclosed in Schedule
3.9 hereto, since the Balance Sheet Date, the Business has been conducted, in all material respects, in the ordinary course consistent with past practices, and other than (a) the Investment Portfolio Adjustments and the transactions relating to, and the payment of, the Special Dividends, (b) any payments pursuant to the Tax Sharing Agreements, and (c) a downgrade, if any, in UCIC's A.M. Best & Co. rating to "A-" or an announcement, if any, that UCIC's rating is under review with or without negative implications, there has not been:

                             (i) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company or any of its Subsidiaries or any repurchase, redemption or other acquisition by the Company or any of its
        Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any of its Subsidiaries;

                             (ii) any incurrence, assumption or guarantee by the Company or any of its Subsidiaries of any outstanding indebtedness for borrowed money in excess of an aggregate of $100,000 other than under, or in connection with, the Credit Agreement;

                             (iii) any transaction or commitment made, or any contract or agreement entered into, by the Company or any of its Subsidiaries requiring payments aggregating in excess of $250,000, other than obligations arising under or in connection with insurance, reinsurance or indemnity agreements or policies, surety bonds, agency, brokerage or similar contracts or undertakings issued or entered into in the ordinary course of the Business consistent with past practices, or transactions or commitments contemplated by this Agreement;

                             (iv) any material change in any method of accounting or accounting practice by the Company or any of its Subsidiaries, except for any such change after the date hereof as a result of a change in GAAP or SAP or as contemplated by Sections 2.2(d) and 2.2(e) hereto; or

                             (v) any (x) employment, deferred compensation, severance, retirement or other similar agreement entered into with any director, officer or employee of the Company or any of its Subsidiaries (or any amendment to any such existing agreement), other than in the ordinary course of Business consistent with past practice, (y) grant of any severance or termination pay to any director, officer or employee of the Company or any of its Subsidiaries other than in the ordinary course of Business consistent with existing policies, or (z) change in compensation or other benefits payable to any director, officer or employee of the Company or any of its Subsidiaries other than in the ordinary course of Business consistent with past practice.

               3.10 Material Contracts. Except as disclosed in Schedule 3.10 hereto, neither the Company nor any of its Subsidiaries is bound by or a party to any contract, other than insurance, reinsurance or indemnity agreements or policies, surety bonds, agency, brokerage or similar contracts or undertakings, or contracts cancelable on not more than 60 days' notice, which provides for payments aggregating $100,000 or more, and the Company has not received written notice of any breach under any such contract.

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

               3.11 Litigation. Except as set forth on Schedule 3.11 hereto and except for any action, suit, investigation or proceeding ("Litigation") which may result in, or which relates in any way to, any insurance, reinsurance or indemnity policy or agreement, surety bond or similar contract or undertaking issued or entered into by the Company or any of its Subsidiaries, there is no Litigation pending or, to the knowledge of Seller's Senior Officers, threatened against or affecting, the Company or any of its Subsidiaries or any of their respective properties before any court or arbitrator or any governmental body, agency or official which, assuming an adverse decision, individually and net of insurance proceeds or other recoveries and any financial statement reserve for such Litigation, would reasonably be expected to require payments by the Company or any of its Subsidiaries of an amount in excess of $50,000.

               3.12 Compliance with Laws. Except as set forth on Schedule 3.12 hereto or as previously disclosed to Buyer in writing expressly for the purposes of this Section 3.12 prior to the date hereof, the Company and its Subsidiaries are in compliance with all applicable laws, statutes, ordinances and regulations, whether Federal, state or local, except where the failure to comply would not result in a Negative Material Breach.

               3.13 Properties. Schedule 3.13-A hereto sets forth a schedule of the fixed assets of the Company and its Subsidiaries as set forth on the draft consolidated balance sheet of the Company and its Subsidiaries as at December 31, 1995 previously furnished to Buyer and the related costs thereof and will, at the Closing Date, set forth a schedule of such fixed assets as set forth on the audited consolidated balance sheet of the Company and its Subsidiaries as at December 31, 1995 to be delivered pursuant to Section 5.6 hereof, and related costs thereof, except where the failure to schedule assets would not result in a Negative Material Breach. Except as set forth on Schedule 3.13-B hereto, the Company and its Subsidiaries have good title to or, in the case of leased property, have valid leasehold interests in, all property and assets (whether real or personal, tangible or intangible, other than the Invested Assets which are referred to in Section 3.21 hereof), to be reflected on the audited consolidated balance sheet of the Company and its Subsidiaries as at December 31, 1995 or acquired after the Balance Sheet Date except for (a) property and assets sold or otherwise disposed of since the Balance Sheet Date in the ordinary course of Business consistent with past practice, (b) property or assets sold or distributed to Seller by the Company pursuant to the Special Dividends, and (c) such imperfections in title or invalidities in leasehold interests as do not result in a Negative Material Breach. None of such property or assets is subject to any Liens, except:

                             (i) Liens disclosed on the balance sheet contained in the 1995 Audited Consolidated Financial Statements;

                             (ii) Liens for Taxes not yet due or being contested in good faith (and for which adequate accruals or reserves have been established on the balance sheet contained in the 1995 Audited Consolidated Financial Statements);

                             (iii) Liens arising after the Balance Sheet Date in the ordinary course of the Business consistent with past practice; or

                             (iv) Liens which do not materially detract from the value or materially interfere with any present or intended use of such property or assets.

               3.14   Intentionally omitted.

               3.15 Brokers' Fees. Except for Smith Barney Inc., whose fees will be paid by Seller, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Seller, the Company or any of its Subsidiaries who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

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               3.16 ERISA and Employee  Representations.  (a)  Schedule  3.16(a)
identifies each Employee Plan. Seller has furnished or made available to Buyer copies of the Employee Plans (and, if applicable, related trust agreements) and all amendments thereto together with the most recent annual report prepared in connection with any Employee Plan (Form 5500 including, if applicable, Schedule B thereto). Except as set forth on Schedule 3.16(a) hereto, all required reports and descriptions of the Employee Plans (including Form 5500 Annual Reports, Summary Annual Reports and Summary Plan Descriptions, as required) have been appropriately filed and distributed, and any notice required by ERISA or the Code or any other state or Federal law or any ruling or regulation of any state or Federal administrative agency with respect to the Employee Plans have been appropriately made, and all contributions for all periods prior to the date hereof have been made, except where the failure to make such filings, distributions, notices or contributions would not result in a Negative Material Breach.

                      (b) Neither Seller nor any ERISA Affiliate of Seller has incurred, or reasonably expects to incur prior to the Closing Date, any liability under Title IV or ERISA arising in connection with the termination of, or complete or partial withdrawal from, any Employee Plan that is reasonably expected to become a liability of Buyer or any of its ERISA Affiliates after the Closing Date.

                      (c) Except as described in Schedule 3.16(c) hereto, each Employee Plan that is intended to be qualified under Section 401(a) of the Code is and has been subject to a favorable determination letter from the Internal Revenue Service and/or has pending a request for a determination timely filed with the Internal Revenue Service in respect of compliance with the Code. Except as set forth in Schedule 3.16(c) hereto, each Employee Plan has been maintained in compliance with its terms and with requirements prescribed by ERISA and the Code, except where the failure to so comply would not result in a Negative Material Breach. No Employee Plan is a Multiemployer Plan.

                      (d) Schedule 3.16(d) identifies each Benefit Arrangement, and identifies all outstanding claims for benefits made by any Employee thereunder as of the date hereof other than health, dental, long-term disability, group life, and group accidental death and dismemberment claims. Seller has furnished or made available to Buyer copies or descriptions of each Benefit Arrangement. Except as set forth in Schedule 3.16(d), each Benefit Arrangement has been maintained in compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations including, without limitation, the payment in full of insurance premiums due through the date hereof, except where the failure to so comply would not result in a Negative Material Breach.

                      (e) Seller previously has furnished Buyer with a list of all Employees, together with their respective salaries and accrued vacation days, and identifying those Employees classified by the Company as "exempt" under the Federal Labor Standards Act as at the delivery date of such list.

               3.17 Environmental Matters. To the actual knowledge of Seller's Senior Officers without inquiry, except as disclosed on Schedule 3.17, neither the Company nor any of its Subsidiaries nor any other Person, has stored, disposed or discharged, on, under or about any of the Leased Properties any flammables, contaminants, gasoline, petroleum products, crude oil, explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, polychlorinated biphenyls or related or similar materials, asbestos or any material containing asbestos, any air, soil or water pollution, or any other substance or material as may be defined as a hazardous or toxic substance (collectively, "Hazardous Materials") under any applicable Federal or state governmental law, rule, or regulation, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et. seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et. seq.), the Solid Waste Disposal Act, as amended (42 U.S.C. Section 6901 et. seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901 et. seq.), the Federal Water Pollution Prevention and Control Act, as amended (33 U.S.C. Sections 1251 et. seq.), the Clean Air Act, as amended (42 U.S.C. Sections 7401 et. seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Sections 2601 et. seq.), the Occupational Safety and

Health Act, as amended (29 U.S.C. Sections 651 et. seq.) and the state laws implementing said acts (collectively, "Environmental Laws") requiring remediation or notice to any governmental authority under the Environmental Laws, and neither the Company nor any of its Subsidiaries has received written notice from any governmental authority alleging violations of any Environmental Laws. To the actual knowledge of Seller's Senior Officers without inquiry, none of the Leased Properties has ever been used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process material amounts of Hazardous Materials, except in compliance with Environmental Laws. Notwithstanding anything to the contrary contained in this Section, no representation or warranty is being made with respect to the liability of the Company and its Subsidiaries under any policy or agreement of insurance, reinsurance or indemnity relating to any Environmental Laws or Hazardous Materials.

               3.18 Intercompany Accounts. Schedule 3.18 hereto lists all intercompany balances as of the Balance Sheet Date between Seller and its Affiliates, on the one hand, and the Company and its Subsidiaries, on the other hand (except for inaccuracies which would not result in a Negative Material Breach), and describes the general types of intercompany transactions that have occurred between the Balance Sheet Date and the date of this Agreement.

               3.19 Reserves. The reserves for unpaid losses and loss adjustment expenses, including but not limited to IBNR (collectively, the "Reserves"), in the draft consolidated balance sheet of the Company and its Subsidiaries as of December 31, 1995 and the draft statutory financial statement of UCIC as of December 31, 1995, each previously furnished to Buyer, were, and upon delivery of the audited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 1995 and the audited statutory balance sheet of UCIC as of December 31, 1995 the Reserves therein will be, estimated as of December 31, 1995 in accordance with generally accepted actuarial standards, in accordance with GAAP and SAP, respectively. Due to the variability and uncertainty which are intrinsic to the claim evaluation and settlement processes, neither Parent nor Seller can guaranty, and neither Parent nor Seller assumes any liability or makes any representation or warranty with respect to, the ultimate adequacy of Reserves or the sufficiency of Reserves to provide for all unpaid loss and loss adjustment expense obligations.

               3.20 The Company. Prior to the date hereof, the Company has not engaged in any operations or activities other than operations or activities in connection with (a) its formation and organization, (b) this Agreement and the transactions contemplated hereby and (c) the ownership of stock of one or more of its Subsidiaries.

               3.21 Investments. Except as set forth on Schedule 3.21 hereof, the Company or its Subsidiaries are in possession of all certificates and other documentation necessary to evidence ownership of the Invested Assets, and has good and marketable title, free and clear of all Liens, to all Invested Assets as of December 31, 1995 or acquired after December 31, 1995, other than Invested Assets that (a) have been disposed of in the ordinary course of the Business consistent with past practices, or (b) have been transferred or disposed of by the Company or its Subsidiaries (i) in connection with the Investment Portfolio Adjustments or (ii) pursuant to transactions relating to, and the payment of, the Special Dividends.

               3.22 Taxes. Except as set forth on Schedule 3.22-A hereto, (a) all Tax Returns required to be filed with any Taxing Authority by or with respect to the Company or any of its Subsidiaries with respect to any Pre-Closing Tax Period have been filed or will be filed in accordance with all applicable laws (taking into account any extension of a required filing date);
(b) the Company and its Subsidiaries have timely paid all Taxes including, without limitation, pursuant to the Tax Sharing Agreements, shown as due and payable on the Tax Returns that have been filed by or on behalf of the Company and its Subsidiaries; (c) the Company and its Subsidiaries have made or will on or before the Closing Date make provision for all Taxes payable by the Company and its Subsidiaries for any pre-Closing Tax Period for which no Tax Return has yet been filed; (d) the amounts paid to Seller or Parent pursuant to the Tax Sharing Agreements and the reserves for Taxes with respect to the Company and its Subsidiaries to be reflected on the Estimated GAAP Closing Balance Sheet will be adequate to cover the Tax liabilities accruing through the date thereof; (e) there is no action, suit, proceeding, investigation, audit or claim now pending or, to the knowledge of Seller's Senior Officers, proposed against or with respect to the Company or its Subsidiaries in respect of any Tax; (f) the Company and its Subsidiaries have withheld payments of all amounts required to be withheld and have paid all withholding Taxes required to be paid under Federal, state, local and foreign Tax laws or have made adequate provision for all such withholding or payments; (g) no election under Sections 108, 168, 338, 441, 1017, 1033 or 4977 of the Code is in effect with respect to the Company or any of its Subsidiaries; (h) neither the Company nor any of its Subsidiaries is required to make any adjustment pursuant to Section 481 of the Code by reason of a change in accounting method, and there are no applications for changes in accounting method pending with any Tax Authority; (i) there are no deferred intercompany gains or losses (as defined in Treasury Regulation 1.1502-13 of the Code) with respect to the Company and its Subsidiaries, on the one hand, and the Seller and its Affiliates, on the other hand; (j) neither the Company nor any of its Subsidiaries is jointly or severally liable for Federal Taxes on income as a result of being a member of another consolidated group, other than Seller Group; and (k) each of the Company and its Subsidiaries has paid or made adequate provision for payment of all guarantee fund assessments that are due, claimed or asserted by any insurance regulatory authority, provided, however, with respect to guarantee fund assessments claimed or asserted, that written notice of such claimed or asserted assessments has been received by the Company or its Subsidiaries. Schedule 3.22-B hereto lists all of the Tax Sharing Agreements, and a list of jurisdictions in which the Company or any of its Subsidiaries has filed an income, franchise or premium Tax Return.


                                    ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES OF BUYER

               Buyer represents and warrants to Seller as of the date hereof and as of the Closing Date that:

               4.1 Corporate Existence and Power. Buyer has been incorporated and is validly existing as a corporation in good standing under the laws of the State of New York and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, consents and approvals the absence of which would not have a Material Adverse Effect on Buyer. Buyer has heretofore provided to Seller true and complete copies of its certificate of incorporation and bylaws as in effect on the date hereof.
Schedule 4.1 hereto sets forth a list of each insurance Affiliate of Buyer and its respective State of incorporation.

               4.2 Corporate Authorization. The execution, delivery and, subject to the receipt of the approvals referred to in Section 4.3, performance by Buyer of this Agreement is within the corporate powers of Buyer and have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement constitutes a valid and legally binding agreement of Buyer, enforceable against Buyer in accordance with its terms, subject to (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally and the rights of creditors of insurance companies generally and (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

               4.3 Governmental Authorization. The execution, delivery and performance by Buyer of this Agreement requires no action by or in respect of, or filing with, any governmental body, agency or official on the part of Buyer or any of its Subsidiaries other than (a) compliance with any applicable requirements of the HSR Act, (b) approvals or filings under the applicable insurance laws of the jurisdictions set forth in Schedule 4.3, and (c) filings and notices not required to be made or given until after the Closing Date and filings, at any time, of Tax Returns, Tax reports and Tax information statements.

               4.4 Non-Contravention. The execution, delivery and performance by Buyer of this Agreement do not and will not (a) violate the certificate of incorporation or bylaws of Buyer or any of its Subsidiaries, (b) assuming compliance with the matters referred to in Section 4.3, violate (x) any applicable law, rule or regulation or (y) any judgment, injunction, order or decree, (c) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Buyer or any of its Subsidiaries or to a loss of any benefit to which Buyer or any of its Subsidiaries is entitled under, any agreement or other instrument binding upon Buyer or any of its Subsidiaries or any license, franchise, permit or other similar authorization held by Buyer or any of its Subsidiaries or (d) result in the creation or imposition of any Lien on any asset of Buyer or any of its Subsidiaries except, in the case of clauses (b), (c) and (d) above, to the extent that any such violation, failure to obtain any such consent or other action, default, right, loss or Lien would not result in a Material Adverse Effect on Buyer.

               4.5 Financing. Buyer has, or will have prior to the Closing, sufficient immediately available funds to enable it to make payment at the Closing of the Closing Purchase Price, plus a Post-Closing Purchase Price Adjustment, if any, and any other amounts to be paid by it hereunder.

               4.6 Purchase for Investment. Buyer is purchasing the Shares for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof. Buyer is an "accredited investor" within the meaning of Rule 501 of the Securities Act of 1933, as amended, and (either alone or together with its advisors) has had access to Seller and the Company and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Shares and is capable of bearing the economic risks of such investment.

               4.7 Brokers' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Buyer who might be entitled to any fee or commission from Seller or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.


                                    ARTICLE 5
                               COVENANTS OF SELLER

               Seller hereby covenants and agrees that:

               5.1 Conduct of the Business. Except as contemplated by this Agreement (including, without limitation, the Investment Portfolio Adjustments, the transactions relating to, and the payment of, the Special Dividends and the payments under the Tax Sharing Agreements), including the Schedules hereto, from the date hereof until the Closing Date, Seller shall cause the Company and its Subsidiaries to conduct the Business in all material respects in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, from the date hereof until the Closing Date, except as set forth on
Schedule 5.1(c) hereto, Seller will not permit the Company or any of its Subsidiaries to:

                      (a) adopt or propose any change in its certificate of incorporation or bylaws;

                      (b) merge or consolidate with any other Person or acquire a material amount of assets of any other Person;

                      (c) sell, lease, license or otherwise dispose of any assets or property having a value in excess of $5,000 except (i) pursuant to existing contracts or commitments, (ii) in the ordinary course of the Business consistent with past practices, or (iii) the furniture and equipment set forth on Schedule 5.1(c) hereof; or

                      (d) agree or commit to do any of the foregoing.

               5.2 Access to Information. From the date hereof until the Closing Date and subject to the terms of the Confidentiality Agreement, applicable legal privileges and legal or contractual restrictions, Seller will (a) give, and will cause the Company and its Subsidiaries to give, Buyer, its counsel, financial advisors, auditors and other authorized representatives full access, upon reasonable prior notice and during normal business hours, to the offices, properties, books and records of the Company and each of its Subsidiaries and to the books and records of Seller relating to the Company and its Subsidiaries,
(b) furnish, and will cause the Company and its Subsidiaries to furnish, to Buyer, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to the Company or any of its Subsidiaries as such Persons may reasonably request and (c) instruct the employees, counsel and financial advisors of Seller or the Company or any of its Subsidiaries to cooperate with Buyer in its investigation of the Company or any of its Subsidiaries.

               5.3 Resignations. At or prior to the Closing Date, Seller will deliver to Buyer the resignations of Bruce A. Esselborn, Mary Jane Robertson, Kelly L. Stonebraker, and all other non-employee officers and directors of the Company and its Subsidiaries from their positions with the Company or any of its Subsidiaries.

               5.4 Regulatory Matters. Seller, with Buyer's cooperation, will promptly prepare and file all applications and notices to obtain the state regulatory approvals specified on Schedule 3.3, and use all reasonable efforts to process such applications and notices and obtain the requisite consents.

               5.5 Release from Lenders. Seller will use all reasonable efforts to cause the release of the pledged capital stock of the Company and its Subsidiaries by, and any and all obligations of the Company and the Subsidiaries to, Chemical Bank and the other lenders named in the Credit Agreement dated March 29, 1994 among such lenders, Capsure Financial Group, Inc. and Parent (the "Credit Agreement").

               5.6 Audited Financial Statements. Within ten days following the date of this Agreement, Seller shall deliver to Buyer the Audited Consolidated Financial Statements, the Audited Statutory Financial Statements and the Audited UCM Financial Statements, each of which shall be substantially similar to their respective drafts previously furnished to Buyer.

               5.7 Investment Portfolio Adjustments. Prior to the Closing Date, Seller shall take such actions as is required to cause UCIC's Invested Assets to conform to the description set forth in Section 2.2(d)(ii) of this Agreement.

               5.8 Estimated UCM Financial Statements. At least five business days prior to the Closing Date, Seller shall deliver, or cause to be delivered, to Buyer, an unaudited balance sheet of UCM estimated as of the Closing Date, and related statements of income and cash flows for the period January 1, 1996 through and including the Closing Date (on an estimated basis), prepared, except as noted in Section 2.2(e)(ii) of this Agreement, (x) in accordance with GAAP and (y) on a basis consistent with the audited balance sheet of UCM as of December 31, 1995 included as part of the Audited UCM Financial Statements to be delivered to Buyer pursuant to Section 5.6 hereof.

               5.9 Case Reserves Files. At least five business days prior to the Closing Date, Seller shall deliver, or cause to be delivered, to Buyer, a schedule setting forth every case reserve file opened or closed and every change in the estimate of case reserves of UCIC from January 1, 1996 through and including a date not more than ten business days prior to the Closing Date.

               5.10 Confidentiality. Seller will hold, and will use reasonable efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by any judicial or administrative process or by other requirements of law, all confidential documents and information concerning the Company or any of its Subsidiaries provided to it pursuant to Section 6.2 or otherwise.

               5.11 Intercompany Accounts. At least five business days prior to the Closing, Seller shall prepare and deliver to Buyer a statement (the
"Intercompany Account Statement") setting forth in reasonable detail the calculation of the intercompany account balances between Seller or any of its Affiliates, on the one hand, and the Company and its Subsidiaries, on the other hand, based upon the latest available financial information as of five business days prior to such date and, to the extent requested in writing by Buyer, provide Buyer with supporting documentation to verify the underlying intercompany charges and transactions. All such intercompany account balances (other than those under or relating to reinsurance contracts, agency agreements and arrangements) shall be paid in full in cash at or prior to the Closing.

               5.12 Updated Schedules. No later than ten business days prior to the Closing Date, Seller shall provide updated, amended and/or supplemental Schedules to Buyer.

               5.13 Estimated Adjusted Surplus. Prior to the Closing Date, Seller shall use its reasonable efforts to cause Estimated Adjusted Surplus to be $19,000,000.

               5.14 Tangible Net Worth of UCM. The payment of the Special Dividends shall not cause the net worth of UCM as reflected on the balance sheet of UCM described in Section 5.8 above, after excluding excess cost over net assets acquired, net of amortization ("Tangible Net Worth") to be less than such Tangible Net Worth as calculated from the audited UCM balance sheet as of December 31, 1995.


                                    ARTICLE 6
                               COVENANTS OF BUYER

               Buyer hereby covenants and agrees that:

               6.1 Confidentiality. All information provided to Buyer or any of the persons referred to in Section 5.2 hereof will be treated as if provided under the confidentiality agreement dated as of September 29, 1995 by and between Frontier Insurance Group, Inc. and Parent (the "Confidentiality Agreement").

               6.2 Post-Closing Access. Buyer will cause the Company and each of its Subsidiaries, on and after the Closing Date, so long as Parent has indemnification obligations to Buyer pursuant to Article 11 hereof, to afford promptly to Seller and its agents and representatives full access, upon reasonable prior notice and during normal business hours, to their offices, properties, books, records, employees and auditors to the extent reasonably necessary to permit Seller to determine any matter relating to its rights and obligations hereunder or to any period ending on or before the Closing Date, including, without limitation, in connection with the preparation of Tax Returns and the Closing Financial Statements.

               6.3 Regulatory Matters. Buyer, with Seller's cooperation will promptly, and in any event no later than ten business days after the date hereof, prepare and file all applications, notices, consents and other documents necessary or advisable to obtain the state regulatory approvals specified in
Schedule 4.3, promptly file all supplements or amendments thereto and use all reasonable efforts to obtain the regulatory approvals specified in Schedule 4.3 hereto as promptly as practicable. Buyer will provide Seller and its counsel (a) the opportunity to review in advance and comment on all such filings with regulatory authorities and rating agencies relating to this transaction and all written communications with respect thereto a reasonable time prior to such filings or written communications, (b) prompt notice of all contacts by such regulatory authorities and rating agencies, and (c) with respect to any regulatory approval or review required by any state other than Buyer's and UCIC's states of domicile, the right to approve any filings, written communications and the substance of any oral communications and to participate in any meetings. Buyer will keep Seller informed of the status of matters relating to obtaining the regulatory approvals specified in Schedule 4.3 hereto and will promptly furnish Seller with copies of all written communications with respect thereto.

               6.4 Post-Closing Use of Office Space. To assist in an orderly transition of ownership of the Business, Buyer shall permit each of Bruce A. Esselborn, Mary Jane Robertson, Ronald D. Bobman and Vicki Hicks to continue to use the office space currently occupied by them for a period of 60 days following the Closing Date.

               6.5 Agreement to Sublease. In the event Richard Weingarten & Company ("Weingarten"), which currently occupies office space within the Company's leased premises, is unable to enter into an independent lease with Taylor & Mathis, the landlord of such premises, on or prior to the Closing Date with respect to such office space, Buyer hereby agrees to cause the Company to enter into a sublease with Weingarten or any other Person reasonably satisfactory to Buyer with respect to such space, on substantially the same terms and conditions as are contained in the master lease, with rent to be determined according to the pro rata portion attributable to the space being sublet, and expiring on the expiration date of the initial term of the master lease. Notwithstanding the foregoing, if Weingarten elects to vacate such space on or before the Closing Date and gives Buyer written notice thereof at least 30 days prior to the Closing Date, the requirement provided in Section 10.2(b)(xi) shall be waived.


                                    ARTICLE 7
                          COVENANTS OF BUYER AND SELLER

               Buyer and Seller hereby covenant and agree that:

               7.1 Necessary Assurances. Subject to the terms and conditions of this Agreement, Buyer and Seller will use reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. Seller and Buyer agree, and Seller, prior to the Closing and Buyer, after the Closing, agree to cause the Company and each of its Subsidiaries to execute and deliver such other documents, certificates, applications, agreements and other writings and to take such other actions as may be reasonably necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

               7.2 Filings and Consents. Seller and Buyer shall cooperate with one another (a) with respect to any filing with any governmental body, agency, official or authority required in connection with this Agreement or the consummation of the transactions contemplated by this Agreement, or any actions, consents, approvals or waivers required to be obtained from parties to any material contracts, in connection with this Agreement or the consummation of the transactions contemplated by this Agreement and (b) in taking such actions or making any such filings, furnishing information required in connection therewith, timely seeking to obtain any such actions, consents, approvals or waivers and Seller shall have the right to attend meetings with governmental authorities or rating agencies in connection therewith.

               7.3 Public Announcements. The parties agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, subject to any such party's disclosure obligations under applicable law or any applicable listing agreement, manual, by-laws, rules or regulations of any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation.

               7.4 Post-Closing Reinsurance. Prior to the Closing Date, Seller shall cause (a) UCIC and Western Surety Company ("Western Surety") to agree to continue in full force and effect the Directors' and Officers' and Errors and Omissions Liability Quota Share Reinsurance Agreement between Western Surety and

UCIC dated August 15, 1994 (the "Reinsurance Agreement") until the 61st day following the Closing Date and granting UCIC the unilateral right to terminate the Reinsurance Agreement at any time prior to the expiration date upon three days' prior written notice, pursuant to the Termination Addendum with respect to the Reinsurance Agreement to be delivered pursuant to Section 10.2(b)(ix) hereof, and (b) Western Surety and UCM to agree to continue in full force and effect the Managing General Agency Agreement dated October 29, 1992 between Western Surety and UCM (the "MGA Agreement") until the 61st day following the Closing Date and granting UCM the unilateral right to terminate the MGA Agreement at any time prior to the expiration date upon three days' prior written notice, pursuant to the Termination Addendum with respect to the MGA Agreement to be delivered pursuant to Section 10.2(b)(ix) hereof, such MGA Agreement to be amended to terminate the authority with respect to certain lines of business reinsured under the Reinsurance Agreement, pursuant to Amendment No. 4 to the MGA Agreement to be delivered pursuant to Section 10.2(b)(ix) hereof. Buyer hereby agrees to cause UCIC to continue to manage, adjust and settle claims under the policies reinsured under the Reinsurance Agreement consistent with past practices, and shall use its reasonable efforts prior to and during the 60-day period following the Closing Date to replace Western Surety as the direct insurer under all policies reinsured under the Reinsurance Agreement. Buyer hereby agrees to save, indemnify and hold Seller and Western Surety harmless from and against any Damages relating to policies issued by Western Surety pursuant to the MGA Agreement and reinsured under the Reinsurance Agreement subsequent to the Closing Date, or arising out of any actions taken by UCIC or its Subsidiaries subsequent to the Closing Date with respect to the Reinsurance Agreement or MGA Agreement, including all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including reasonable outside attorneys' fees, incident to the foregoing.

               7.5 Government Filings. Each of Buyer, Seller, the Company and its Subsidiaries shall as soon as practicable, but no later than ten business days following execution of this Agreement, make any and all filings required to be made by it with any and all governmental authorities in connection with the consummation of the transactions contemplated herein. Accordingly, and not in limitation of the preceding sentence, Buyer, Seller and the Company shall promptly file, after the execution of this Agreement, (a) the notification required by the HSR Act and any requested or supplementary filings required pursuant to the HSR Act in such manner and at such places as are specified in the HSR Act and the applicable rules and regulations thereunder, and (b) any other notifications or requests, including the filing by the Buyer at its expense of an application for authority to acquire control of the Company and its Subsidiaries with the insurance authorities of the jurisdictions specified on Schedule 4.3 hereto. Buyer and Seller equally shall pay the fee due in connection with the filing of the notification required under the HSR Act. Each party shall furnish the other party with any information, certificates and other documents in a timely manner and shall cooperate with the other party in all reasonable ways necessary to effect such filings.

               7.6 Closing Statements. Buyer and Seller shall cooperate, use reasonable efforts and act in good faith in the preparation and delivery, each on a timely basis, of the Closing Statements in accordance with Section 2.3(a) hereof.

               7.7 Termination Notices. Until six months after the Closing Date, Buyer shall cause the Company to use its reasonable efforts, with Seller's cooperation to the extent required, to cure any Termination Notices received prior to the Closing Date.


                                    ARTICLE 8
                                   TAX MATTERS

               8.1 Buyer Tax Covenants. (a) Buyer covenants that it will not cause or permit the Company, any Subsidiary or any Affiliate of Buyer to (i) make any election or deemed election under Section 338 of the Code or (ii) amend any Tax Returns for any Pre-Closing Tax Periods.

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

                      (b) Buyer agrees to cause the Company and its Subsidiaries to elect, where permitted by law, to carry forward any net operating loss or other item arising after the Closing Date that would, absent such election, be carried back to a Pre-Closing Tax Period of the Company or a Subsidiary which filed a consolidated, combined or unitary Tax Return with Seller or an Affiliate of Seller.

                      (c) Buyer shall promptly pay or shall cause prompt payment to be made to Parent of (i) the amount of any reduction of Tax liability attributable to the carryover of any net operating loss or capital loss, and
(ii)  all  refunds  of  Taxes  and  interest   thereon   realized  or  received,
respectively, by Buyer, any Affiliate of Buyer, the Company or any of its Subsidiaries, attributable to Taxes paid by or on behalf of Seller, the Company or any of its Subsidiaries, whether pursuant to the Tax Sharing Agreements or otherwise, with respect to any Pre-Closing Tax Period.

                      (d) All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any state real property transfer and gains taxes, city real property transfer tax and any similar tax imposed in other states or subdivisions) shall be borne and paid by Buyer and Buyer will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes and fees if required by applicable law.

               8.2 Property and Casualty Loss Discount Determination. Seller shall determine the provision for discounted unpaid losses of the Company and its Subsidiaries under Sections 832(b)(5) and 846 of the Code for all Pre-Closing Tax Periods, provided that such determination shall be made in a manner consistent with past practice of the Company and its Subsidiaries and in compliance with the Code.

               8.3 Termination of Tax Sharing Agreements. The Tax Sharing Agreements between the Company and its Subsidiaries and any member of the Seller Group shall be terminated as of the Closing Date. Subject to Sections 8.1(c) and
8.4 hereof, after the Closing Date neither the Company and its Subsidiaries, Seller nor any Affiliate of Seller shall have any further rights or liabilities thereunder.

               8.4 Tax Sharing. Immediately preceding the Closing, the Company and each of its Subsidiaries shall pay to Seller and Seller shall pay to Parent the amount, with respect to all Pre-Closing Tax Periods for which no Tax Return has yet been filed, required by the Tax Sharing Agreements and, with respect to pre-Closing interim periods not required by the Tax Sharing Agreements, estimated in accordance with the provisions of the Tax Sharing Agreements, or determined in accordance with principles comparable thereto, based upon Seller's good faith estimates, as of the Closing Date, of the consolidated Tax liability of the Company and its Subsidiaries, and reduced by the amount of any payments on account of such Taxes previously paid to Seller.

               8.5 Cooperation on Tax Matters. Buyer and Seller agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information (including access to books and records) and assistance relating to the Company or its Subsidiaries as is reasonably necessary (i) for the filing of any Tax Return, (ii) for the verification of any amounts due in accordance with Section 8.1(c), (iii) for the preparation for any audit and (iv) for the prosecution or defense of any claim, suit or proceeding relating to any proposed adjustment. Buyer and Seller agree to retain or cause to be retained all books and records pertinent to the Company or its Subsidiaries (such books and records not limited solely to Tax accounting books, records and work papers) until the applicable period for assessment under applicable law (giving effect to any and all extensions or waivers and to the period of Tax indemnification provided in this Agreement) has expired, and to abide by or cause the abidance with all record retention agreements entered into with any Taxing Authority. Buyer agrees, and after the Closing shall cause the Company and its Subsidiaries, to give Seller reasonable notice prior to transferring, discarding or destroying any such books and records and, if Seller so requests, the Company and its Subsidiaries shall allow Seller to take possession of such books and records. Buyer and Seller shall notify each other in writing of, and cooperate with each other in the conduct of, any claim, audit, examination or other proceeding or proposed change or other adjustment involving the Company and its Subsidiaries for any Tax

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

purposes and each shall execute and deliver such other documents as are necessary to carry out the intent of this Section 8.5.

               8.6 Responsibility for Taxes and Tax Returns. Except as expressly provided otherwise in this Article 8, Seller is responsible for all Taxes, and for preparing and filing all Tax Returns, with respect to the Company and its Subsidiaries, for all periods commencing prior to and ending on the Closing Date, and Buyer is so responsible for all periods commencing on the Closing Date and ending thereafter.

               8.7    Intentionally omitted.

               8.8 Apportionment. For any Tax period that begins on or before and ends after the Closing Date (a "Straddle Period"), for purposes of apportioning a Tax to the portion of such Tax period that ends on the Closing Date, (i) the parties shall treat the Closing Date as the last day of such period, and (ii) the Tax for the Tax period that is allocable to the portion of the Tax period ending on the Closing Date shall be (A), in the case of a Tax that is not based on income or gross receipts, the total Tax for the Straddle Period multiplied by a fraction, the numerator of which is the number of days in the Tax period ending on (and including) the Closing Date and the denominator of which is the total number of days in the Straddle Period, and (B), in the case of a Tax that is based on income or gross receipts, the Tax that would be due with respect to the period ending on (and including) the Closing Date, based on actual operations of the Company and its Subsidiaries during such period as shown on their permanent books and records.


                                    ARTICLE 9
                                EMPLOYEE BENEFITS

               9.1 Individual Account Plans. Prior to the Closing Date, Seller shall cause the sponsorship of the Pension Plan to be transferred to and assumed by Parent. Seller shall take such action as may be necessary (not including the termination of the Pension Plan and/or Parent 401(k) Plan), to permit each Employee to elect within a reasonable period of time following the Closing Date, an immediate distribution of the vested balance of such Employee's respective accounts under the Pension Plan and the Parent 401(k) Plan or to effect a tax-free rollover (a "Direct Rollover") of the taxable portions of the respective account balances into the 401(k) Plan maintained for the employees of Frontier Insurance Group, Inc. and its subsidiaries, which constitutes an eligible retirement plan within the meaning of Section 401(a)(31) of the Code (the "Frontier 401(k) Plan"), and Buyer shall cooperate with Seller in its efforts to permit such election; provided, however, that nothing contained herein shall obligate the Frontier 401(k) Plan to accept a Direct Rollover in a form other than cash. If, in the opinion of counsel for Seller, a distribution or Direct Rollover of the Employees' respective accounts under the Pension Plan and/or Parent 401(k) Plan could adversely affect the qualification of such Plan(s) under Section 401 of the Code unless such Plan(s) were terminated or, in the opinion of counsel to Buyer, such Direct Rollover could adversely affect the qualification of the Frontier 401(k) Plan under Section 401 of the Code, then at Buyer's election, either the account balances of all Employees participating in such Plan(s) who cease to be covered by virtue of the transaction contemplated hereunder will be transferred to the Frontier 401(k) Plan by means of a direct trustee-to-trustee transfer in a manner consistent with Sections 411(d)(6) and 414(l) of the Code, or the account balances of such Employees will be retained in the Pension Plan and/or Parent 401(k) Plan and such Employees will thereafter be treated as inactive participants, and such distribution or Direct Rollover shall be accomplished with respect to the Employees when it is permissible, in the opinion of such counsel.

               9.2 Plans Following the Closing. (a) Following the Closing, the Employees will be entitled to participate in the employee plans and benefit arrangements generally available to employees of Frontier Insurance Group, Inc. and its subsidiaries and, for purposes of eligibility, vesting and pre-existing medical conditions thereunder (but not for benefit accrual purposes), will be given full credit, as applicable, for services recognized for such purposes under the Employee Plans and Benefit Arrangements.

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

                      (b) For a period of one year from the  Closing  Date,  the
Employees (other than Employees party to change in control agreements assumed by Buyer) will be entitled to the more favorable of the following severance arrangements: (i) the Company's current severance arrangement, consisting of severance payment of two weeks' salary for non-management-level employees and four weeks' salary for management-level employees upon termination of employment; and (ii) the standard severance arrangement available to employees of Frontier Insurance Group, Inc. and its subsidiaries.

                      (c) Buyer shall cause UCIC and its Subsidiaries to pay their respective employees, in December 1996, an aggregate of $200,000 in special cash bonuses (in addition to bonuses or compensation, if any, which such employees are otherwise entitled to receive as employees of the Company and its Subsidiaries at such time), which shall be distributed in accordance with written instructions to be furnished by Seller to Buyer not later than ten days prior to the Closing Date. In the event any person designated to receive such a special cash bonus is not employed by the Company or its Subsidiaries at the date of distribution, such person's special cash bonus shall be distributed per capita to all other distributees.


                                   ARTICLE 10
                              CONDITIONS TO CLOSING

               10.1 Conditions to Obligations of Buyer and Seller. The obligations of Buyer and Seller to consummate the transactions contemplated hereunder at the Closing are subject to the satisfaction or waiver by both parties of the following conditions:

                      (a) any applicable waiting period under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated;

                      (b) no action or proceeding shall have been instituted before any court or instituted or threatened by any governmental agency to restrain or prohibit, or to obtain damages in respect of, this Agreement, or the consummation of the transactions contemplated by this Agreement;

                      (c) all regulatory approvals set forth in Schedule 3.3 and approvals from insurance authorities in the jurisdictions set forth in Schedule
4.3 and any other regulatory approvals requested of Buyer or its Affiliates after the date of this Agreement in a written notice received from any other State in which an insurance company Affiliate of Buyer is domiciled and necessary for the execution and performance of this Agreement shall have been obtained and be in full force and effect and without conditions or limitations which unreasonably restrict the ability of the parties hereto to perform this Agreement or the Company's or any of its Subsidiaries' ability to conduct their respective businesses as presently conducted and Buyer and Seller shall have been furnished with appropriate evidence, reasonably satisfactory to them and their respective counsel, of the granting of such consents and approvals.

                      (d) neither Buyer, the Company nor its Subsidiaries shall have received written notice from any state commissioner of insurance of the states in which the Company or its Subsidiaries conduct business that such state will seek to terminate the authority of the Company and its Subsidiaries to conduct business in such state following the Closing (a "Termination Notice"); provided, however, that no failure of this condition shall be deemed to have occurred if a Termination Notice is received with respect to (i) any state in which Frontier Pacific Insurance Company ("Frontier Pacific") has authority to act as an excess and surplus lines insurer as set forth in Schedule 10.1(d) hereof or (ii) any state not described in clause (i) above in which UCIC's direct written premiums in 1995 (as set forth in Schedule T of UCIC's 1995 Statutory Annual Statement) did not exceed $200,000, provided that UCIC's direct written premiums in 1995 (as set forth in such Schedule T) from all states for which a Termination Notice has been received and which are not described in clause (i) above did not, in the aggregate, exceed $700,000.

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

               10.2 Conditions to Obligation of Buyer. The obligation of Buyer to consummate the transactions contemplated hereunder at the Closing is subject to the satisfaction or waiver by Buyer of the following further conditions:

                      (a) (i) Seller shall have performed, in all material respects, all of its obligations hereunder required to be performed by it on or prior to the Closing Date, (ii) the representations and warranties and covenants of Seller contained in this Agreement shall be true and correct at and as of the Closing Date, as if made at and as of such date, except for any inaccuracies in any such representations and warranties which have not had a Material Adverse Effect on the Company, and (iii) Buyer shall have been delivered a certificate signed by the Chief Financial Officer of Seller and the Controller of the Company, certifying the information in subsections (i) and (ii) hereof.

                      (b) Buyer shall have received the following deliveries from Seller:

                             (i) certificates of good standing (or comparable documents) for the Company (long-form with a statement as to the payment of franchise taxes from the State of Delaware) and each of its Subsidiaries from their respective States of incorporation, and certificates of good standing (or comparable documents) as foreign corporations in each jurisdiction where the Company and its Subsidiaries are so qualified, in each case issued as of a date not more than fourteen days prior to the Closing Date;

                             (ii) a Secretary's certificate of Seller certifying as to the incumbency of Seller's authorized officers, genuineness of their respective signatures and validity and effectiveness of attached copies of the Company's certificate of incorporation, by-laws and authorizing corporate resolutions;

                             (iii) an opinion of counsel to Seller, addressed to Buyer, substantially in the form attached as Exhibit A hereto;

                             (iv) an opinion of counsel to Parent, addressed to Buyer, as to the authorization and enforceability of Section 2.3(c) and
        Article 11 hereof with respect to Parent, substantially in the form attached as Exhibit B hereto;

                             (v) evidence reasonably satisfactory to Buyer that the Company and its Subsidiaries have been released of any and all obligations under the Credit Agreement;

                             (vi)  non-competition/non-solicitation   agreements
        executed by Parent and Bruce A. Esselborn substantially in the forms attached as Exhibit C-1 and Exhibit C-2 hereof, and a non-solicitation agreement executed by Mary Jane Robertson substantially in the form attached as Exhibit C-3 hereto;

                             (vii)   a   signed    letter    from    Tillinghast
        substantially in the form attached as Exhibit D hereto, to be furnished at Buyer's expense;

                             (viii) the resignations specified in Section 5.3 hereof;

                             (ix) executed copies of the Termination Addendum with respect to the Reinsurance Agreement substantially in the form attached as Exhibit E-1 hereto, Amendment No. 4 to the MGA Agreement substantially in the form attached as Exhibit E-2 hereto, the Termination Addendum with respect to the MGA Agreement, substantially in the form attached as Exhibit E-3 hereto, and the Termination Addendum with respect to the Surety Bond Quota Share Reinsurance Agreement effective

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

        September 1, 1992 between Western Surety and UCIC substantially in the form attached as Exhibit E-4 hereto;

                             (x) evidence reasonably satisfactory to Buyer of the termination of (A) the Tax Sharing Agreements pursuant to Section
        8.3 hereof, and (B) the Service Agreement dated January 1, 1993 between Parent and UCIC; and

                             (xi) a signed letter from Equity Group Investments, Inc. with respect to certain matters relating to Section 6.5 hereof, substantially in the form attached as Exhibit F hereto.

                      (c) Except as disclosed in Schedule 3.9 hereto, since the Balance Sheet Date, there has not been any event, occurrence, development or state of circumstances or facts which has had a Material Adverse Effect on the Company other than those resulting from (i) changes in general conditions applicable to the property and casualty insurance industry (excluding changes in statutes and regulations applicable to UCIC) or changes in general economic conditions, (ii) the Investment Portfolio Adjustments and the transactions relating to, and the payment of, the Special Dividends, and (iii) any payments pursuant to the Tax Sharing Agreements.

                      (d) The capital stock of the Company and its Subsidiaries shall be free and clear of all Liens.

                      (e) UCIC shall have maintained a rating by A.M. Best & Co. of "A-" ("A Minus") or better from the date of this Agreement through and including one business day prior to the Closing Date. For purposes hereof, any notice that UCIC's rating is under review, whether with or without negative implications, by A.M. Best & Co. shall not constitute a downgrade below A Minus.

               10.3 Conditions to Obligation of Seller. The obligation of Seller to consummate the transactions contemplated hereunder at the Closing is subject to the satisfaction or waiver by Seller of the following further conditions:

                      (a) (i) Buyer shall have performed, in all material respects, all of its obligations hereunder required to be performed by it at or prior to the Closing Date; provided, however, that the obligation to pay to Seller the Closing Purchase Price and any other amounts hereunder shall be without qualification of any kind; (ii) the representations and warranties of Buyer contained in this Agreement shall be true and correct at and as of the Closing Date, as if made at and as of such date, except for any inaccuracies in any such representations and warranties which have not had a Material Adverse Effect on Buyer, and (iii) Seller shall have received a certificate signed by the Chief Financial Officer (or equivalent officer) of Buyer to the foregoing effect.

                      (b) Seller shall have received from Buyer the following:

                             (i) an executed Assignment and Assumption of Executive Change In Control And Termination Benefits Agreement substantially in the form attached as Exhibit G hereto, providing for the assumption by Buyer of the obligations of the Executive Change in Control and Termination Benefits Agreements previously furnished to Buyer, provided that the transaction bonus payments thereunder have been paid by Parent;

                             (ii) a Secretary's certificate of Buyer certifying as to the incumbency of Seller's authorized officers, genuineness of their respective signatures and validity of and effectiveness of attached copies of the Company's certificate of incorporation, by-laws and authorizing corporate resolution;

                             (iii) an opinion of counsel to Buyer, addressed to Seller, substantially in the form attached as Exhibit H hereto;

                             (iv) an officer's certificate of Frontier Pacific or Buyer certifying the states in which Frontier Pacific has authority to act as an excess and surplus lines insurer as of the Closing Date; and

                             (v)    executed Assignments of Employment
        Agreement and Guaranty substantially in the forms attached as Exhibit I-1 and Exhibit I-2 hereto.

                      (c) Seller, the Company or its Subsidiaries, as the case may be, shall have received all approvals from all state commissioners of insurance of the states in which the Company and its Subsidiaries conduct the Business that any of the Company and its Subsidiaries is required by applicable law or regulation to obtain or provide in connection with the Special Dividends, all in amount, form and substance acceptable to Seller.


                                   ARTICLE 11
                            SURVIVAL; INDEMNIFICATION

               11.1 Survival of Representations, Warranties and Covenants. The representations and warranties of Seller set forth in Article 3 hereof, and of Buyer set forth in Article 4 hereof, shall survive the Closing, as follows: (a) the representations and warranties of Seller set forth in Sections 3.5, 3.6 and 3.7(b), and the representations and warranties of Buyer in Section 4.6 hereof shall survive the Closing without limitation, (b) the representations and warranties of Seller contained in Section 3.22 and the covenants and agreements set forth in Section 5.10 and Article 8 hereof shall survive until the applicable statutes of limitations have expired, and (c) all other representations and warranties set forth in Articles 3 and 4 hereof and, unless expressly provided otherwise in this Agreement, the covenants and agreements contained in Article 9 hereof shall survive the Closing for a period of one year following the Closing Date. Except as set forth above, no covenant or indemnity contained in this Agreement shall survive (i) the Closing unless the express terms of such covenant or agreement provide for performance or effect after the Closing; or (ii) after the time at which it would otherwise terminate pursuant to the preceding clause (i), unless notice of the breach thereof shall have been given to the party against whom such indemnity may be sought prior to such time.

               11.2 Indemnification by Parent. Parent agrees to save, indemnify and hold Buyer and, effective after the Closing Date but without duplication, the Company and its Subsidiaries, harmless from and against:

                      (a) any and all actual loss, liability or damage (collectively, "Damages") resulting from any misrepresentation or breach of warranty by Seller or non-fulfillment of any covenant or condition to be performed or complied with by Seller under the terms of this Agreement or as a result of any Litigation set forth on Schedule 3.11, or as a result of the receipt of any Termination Notices subject, however, to the cure period in
Section 7.7 hereof and excluding, however, any Damages resulting from the termination or demotion of any Employee after the Closing Date;

                      (b) any and all Damages directly resulting from the failure by Seller and, prior to the Closing Date, the Company or any of its Subsidiaries, to substantially perform their respective obligations pursuant to
Section 9.1;

                      (c) (i) any and all Taxes with respect to any Pre-Closing Period resulting from the Company or its Subsidiaries ceasing to be included in the consolidated Federal income Tax Return filed by Seller Group including, without limitation, any Taxes attributable to the restoration of a "deferred intercompany transaction" within the meaning of Treasury Regulations Section 1.1502-13 (a)(2), and the recognition of excess loss accounts;

                             (ii) any and all unpaid Federal, state, local, or foreign Taxes imposed on the Company or its Subsidiaries directly or indirectly, whether determined on a separate, consolidated, combined, unitary, or group basis, (A) pursuant to Treasury Regulation Section 1.1502-6 or any comparable provisions of state, local, or foreign law by reason of the Company or its Subsidiary having been a member of a consolidated, combined, unitary, or group Tax Return during any Pre-Closing Taxable Period, or (B) pursuant to any guaranty, indemnification, or similar agreement made on or before the Closing Date relating to the sharing of liability for, or payment of, Taxes, or (C) arising out of, resulting from, or attributable to any transaction contemplated by this Agreement to be performed by Seller or, prior to the Closing Date, by the Company or its Subsidiaries;

                             (iii) any (x) Tax of the Company and its Subsidiaries and (y) liabilities, costs, expenses (including, without limitation, reasonable expenses of investigation and outside attorneys' fees and expenses), arising out of or incident to the imposition, assessment or assertion of any Tax, including those incurred in the contest of good faith in appropriate proceedings relating to the imposition, assessment or assertion of any Tax, in each case with respect to any Pre-Closing Tax Period and in each case incurred or suffered by Buyer, any of its Affiliates or, effective upon the Closing, the Company and its Subsidiaries (the sum of paragraphs (i) and (ii) above and clauses (x) and (y) of this paragraph (iii) being referred to as a "Tax Loss"); provided, however, that Parent shall have no liability for any Tax Loss attributable to or resulting from any action described in Section 8.1(a) hereof, including, but not limited to, an election made or deemed made by Buyer under Section 338 of the Code or any comparable provision of applicable law. In the event Parent's indemnification obligation under this Section 11.2(c) arises in respect of an adjustment which makes allowable to Buyer, any of its Affiliates or, effective upon the Closing, the Company or any of its Subsidiaries, a Tax Benefit which would not, but for such adjustment be allowable, then Buyer shall reimburse Parent for such Tax Benefit when and if realized; and

                      (d) all  actions,  suits,  proceedings,  claims,  demands,
assessments,   judgments,  costs  and  expenses,  including  reasonable  outside attorneys' fees, incident to the foregoing.

                      (e) Notwithstanding the foregoing, Parent shall not be liable under Section 11.2(c) for (i) any Tax the payment of which was made without Parent's prior written consent or (ii) any settlements effected without the consent of Parent, not to be unreasonably withheld, or resulting from any claim, suit, action, litigation or proceeding in which Parent was not permitted an opportunity to participate.

                      11.3 Indemnification by Buyer. Buyer agrees to save, indemnify and hold Seller harmless from and against:

                      (a)   any   and   all   Damages    resulting    from   any
misrepresentation or breach of warranty by Buyer or non-fulfillment of any covenant or condition to be performed or complied with by Buyer under the terms of this Agreement;

                      (b) any Tax or any reduction in the value of any net operating loss carryover, Tax credit deduction, recovery of Tax or deferred Tax asset resulting from any action referred to in Section 8.1(a) hereof, of the Company and its Subsidiaries, Buyer or any Affiliate of Buyer; and

                      (c) all  actions,  suits,  proceedings,  claims,  demands,
assessments,   judgments,  costs  and  expenses,  including  reasonable  outside attorneys' fees, incident to the foregoing.

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

               11.4 Terms of Indemnification. The foregoing indemnification obligations are subject to the following:

                      (a) Limitations on Time Periods and Amounts.

                             (i) No party hereto shall be required to indemnify another party pursuant to the foregoing unless the party claiming the right to be indemnified promptly notifies the other party of facts which are the basis for indemnification hereunder specifying in reasonable detail the basis of any such claim ("Notice") pursuant to this Article 11 on or before the expiration or termination of such representation, warranty, covenant or agreement. If, after the Closing Date and prior to the close of business on the date any representation, warranty or covenant ceases to survive, the indemnifying party shall have received the written Notice and such claim shall not have been finally resolved or disposed of at such date, such claim shall continue as a basis for indemnity until it is finally resolved or disposed of, subject to applicable statutes of limitation. If the recipient of the Notice desires to dispute such claim, it shall, within 30 days after notice of the claim of loss against it is given, give a counternotice, setting forth the basis for disputing such claim, to Buyer or Parent, as the case may be. If no such counternotice is given within such 30-day period, or if Buyer or Parent, as the case may be, acknowledges liability for indemnification, then such loss shall be promptly satisfied. The amount of any indemnification for Damages recoverable from Parent under this Agreement shall be reduced by the amount of any reserve, contra-liability or other provision for such Damages reflected in the Closing Statements. In the event that Damages arise as a result of new or corrected disclosures set forth in updated Schedules furnished to Buyer after the date hereof which are not reflected in the Closing Statements, then 70% of such Damages shall be indemnifiable by Parent hereunder if the updated Schedules do not correct disclosures in the Schedules delivered as of the date of this Agreement, and 100% of such Damages shall be so indemnifiable if such updated Schedules correct the disclosures in the Schedules delivered as of the date of this Agreement. Notwithstanding anything to the contrary in this Agreement and subject to the provisions of Sections 11.4(a)(ii) and 11.6 below, except for liability for a breach of the representations set forth in Sections 3.5, 3.6, 3.7(b) and 3.22 hereof, and a breach of the covenants set forth in Sections 8.6 and 11.2(c) hereof, Buyer shall not be entitled to recover under rights to indemnification hereunder until the aggregate Damages suffered by Buyer in respect of all such claims exceed $300,000 (such amount being referred to herein as the "Basket"), at which time Buyer shall be entitled to indemnification for all such Damages, including the Basket; and in no event shall any party hereto be entitled to consequential or punitive damages or damages for lost profits in any action under this Agreement or relating to the subject matter hereof. The maximum aggregate liability of Parent and Seller to Buyer pursuant to this Article 11 for all Damages suffered by Buyer, and all other expenses, Taxes and other amounts indemnifiable by Parent to Buyer under this Article 11, is $7,500,000.

                             (ii) Notwithstanding anything to the contrary contained in Section 11.4(a)(i) above, the Basket shall not be applicable to (x) Tax Losses and (y) Damages that arise in connection with the EEOC claim set forth on Schedule 3.11 and the receipt of Termination Notices. For purposes of this Agreement, Damages from the receipt of Termination Notices shall be deemed to be the following: for each state for which a Termination Notice is received, 50% of Buyer's expenses incurred in connection with curing such Termination Notice (subject to a maximum of $25,000 per state in expenses), to be increased to 15% of UCIC's direct written premiums in 1995 in such state (as set forth in Schedule T of UCIC's 1995 Statutory Annual Statement) in the event such Termination Notice is not cured within six months following the Closing Date ("Liquidated Damages"); provided, however, that Parent shall be entitled to a credit against such Liquidated Damages for the amount of Buyer's expenses reimbursed by Seller.

                      (b) Arbitration. If, within thirty (30) days after giving the counternotice by Buyer or Parent, as the case may be, Parent and Buyer shall not have reached agreement as to the claim in question, then

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

the claim for indemnification may be submitted to and settled by arbitration as hereinafter provided. Arbitration shall be by a single arbitrator experienced in the matters at issue selected by Parent and Buyer in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The meeting of the arbitrator shall be held in Atlanta, Georgia and shall be conducted in accordance with, but not under the auspices of, the Commercial Arbitration Rules existing at the date thereof of the American Arbitration Association to the extent not inconsistent with this Agreement. The decision of the arbitrator shall be final and binding as to any matters submitted to such arbitrator under this Agreement, and to the extent this decision is that a loss has been suffered for which either party is to be indemnified under this Agreement, it shall be promptly satisfied; provided, however, that, if necessary, such decision and satisfaction procedure may be enforced by either Buyer or Parent in any court of record having jurisdiction over the subject matter or over any of the parties hereto. All costs and expenses incurred in connection with any such arbitration proceeding shall be borne by the party against whom the decision is rendered or, if no decision is rendered or if the decision is a compromise, equally by Buyer and Parent.

                      (c)  Satisfaction  of  Damages.  Any  Damages  suffered by
Seller and Parent or Buyer, as the case may be, for which it is to be indemnified hereunder shall be paid promptly by the indemnifying party.

                      (d) Notice and Right to Contest.

                             (i) Upon obtaining knowledge of the institution or threat of any action, proceeding or other event by a third party which could give rise to a claim of indemnity under Section 11.2 or 11.3 hereof ("Third Party Claim"), the party seeking indemnification shall promptly notify the indemnifying party of such claim.

                             (ii) The provisions of this Section 11.4(d)(ii) shall apply to any Third Party Claim (other than those under Section 11.4(d)(iv) hereto relating to Taxes), for which the indemnifying party is liable hereunder. The indemnifying party shall have the right, at the indemnifying party's expense to defend such claim or demand. Any defense undertaken by the indemnifying party hereunder shall not be deemed an admission by the indemnifying party and may be subject to a reservation of rights as to the indemnified party's rights to indemnification pursuant to this Article 11. If the indemnifying party fails to notify the indemnified party of its election to defend such Third Party Claim within 30 days after notice thereof was given to the indemnifying party, the indemnifying party shall be deemed to have waived its right to defend such Third Party Claim. If the indemnifying party elects to defend such Third Party Claim, it shall not be responsible for attorney's fees incurred by the indemnified party; provided, however, that the indemnified party may participate in such defense at its own cost and expense. So long as the indemnifying party is defending such Third Party Claim in good faith, the indemnified party will not settle such claim or demand without the indemnifying party's consent, which consent shall not be unreasonably withheld. The indemnified party shall make available to the indemnifying party all records and other materials and employees reasonably required by it in contesting a Third Party Claim and shall cooperate in the defense thereof.

                             (iii) If with respect to any claim for indemnification under this Article 11 the indemnified party refuses to consent to any settlement recommended by the indemnifying party and the indemnified party elects to contest or continue any dispute or legal proceedings in connection with such claim, then in connection with such claim (x) the indemnifying party's liability for all Damages, including all costs of defense, plus any later settlements or Damage awards arising from such claim, shall not exceed the amount for which the claim could have been settled (the "Recommended Settlement"), and the indemnified party (y) shall assume all costs of defense reasonably incurred by the indemnifying party after the date of such refusal in contesting or continuing any dispute or legal proceedings and (z) shall hold the indemnifying party harmless from all amounts in excess of the Recommended Settlement.

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

                             (iv) Notwithstanding the foregoing Section 11.4(d)(ii), if any claim or demand for Taxes in respect of which indemnity may be sought pursuant to this Section 11.4(d)(iv) is asserted in writing against Buyer, any of its Affiliates or, effective upon the Closing, the Company and its Subsidiaries, Buyer shall notify Parent of such claim or demand within 10 days of receipt thereof, or such earlier time that would allow Parent to timely respond to such claim or demand, and shall give Parent such information with respect thereto as Parent may reasonably request. Parent may discharge, at any time, its indemnification obligation under this Section 11.4(d)(iv) by paying to Buyer the amount of the applicable Tax Loss, calculated on the date of such payment. Parent may, at its own expense, participate in and, upon notice to Buyer, assume the defense of any such claim, suit, action, litigation or proceeding (including any Tax audit), provided, however, that Parent shall not agree to any settlement of an issue without the consent of Buyer, which consent shall not be unreasonably withheld, to the extent that such settlement would have an adverse effect, with respect to any Taxes which are the responsibility of Buyer hereunder, on the Company or its Subsidiaries after the Closing Date. Any defense undertaken by the indemnifying party hereunder shall not be deemed an admission by the indemnifying party and may be subject to a reservation of rights as to the indemnified party's rights to indemnification pursuant to this Article 11. If Parent assumes such defense, Buyer shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by Parent. Whether or not Parent chooses to defend or prosecute any claim, all of the parties hereto shall cooperate in the defense or prosecution thereof.

               11.5 Exclusive Remedy. The provisions of this Article 11 are the exclusive remedy of any party to this Agreement against any other party to this Agreement (excluding the Parent non-competition/non- solicitation agreement delivered pursuant to Section 10.2(b)(vi) hereof) for any claim for breach of any covenant, agreement, representation, warranty or other provision of this Agreement or any agreement, certificate or other document delivered hereto by any party to this Agreement (other than a claim for specific performance or injunctive relief or a claim based upon intentional fraud) with the intent that all such claims shall be subject to the limitations and other provisions contained in this Article 11.

               11.6 Damages Net of Insurance, Etc. The amount of any Damages or Tax for which indemnification is provided under this Agreement shall be net of any amounts actually recovered by any party seeking indemnification under this Agreement (the "Indemnified Party"), and shall be net of any amounts recoverable under insurance policies or reinsurance agreements, proceeds from indemnity, contribution or recoveries from Third Party Actions, with respect to such Damages or Tax and shall be reduced by any Tax Benefit arising from the incurrence or payment of any such Damages or Tax by the Indemnified Party. Any indemnity payment by Parent to Buyer under Article 11 shall be treated as an adjustment to Buyer's basis in the Shares unless such treatment would be inconsistent with any Final Determination governing such treatment, in which case Parent shall also indemnify Buyer for any increase in liability for Taxes that is imposed on Buyer, the Company, and/or any Subsidiary, which is attributable to the indemnity payment or other payment made by Parent being treated as currently taxable. Buyer and/or its Subsidiaries shall not be a party to any such Final Determination without the written approval of Seller which approval shall not be unreasonably withheld.


                                   ARTICLE 12
                                   TERMINATION

               12.1 Grounds for Termination. This Agreement may be terminated at any time prior to the Closing:

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

                      (a) by mutual written agreement of Seller and Buyer; or

                      (b) by either Seller or Buyer if the Closing shall not have been consummated on or before June 30, 1996; or

                      (c) by Buyer within five business days following receipt of updated Schedules pursuant to Section 5.12 hereof containing new or corrected information which would reasonably be expected to have a Material Adverse Effect on the Company.

               The party desiring to terminate this Agreement shall give written notice of such termination to the other party.

               12.2 Effect of Termination. If this Agreement is terminated as permitted by Section 12.1, termination shall be without liability of either party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party to this Agreement, except that no such termination shall relieve Buyer of its obligations under Section 6.1. The provisions of Sections 6.1, 7.3, this Section 12.2 and Section 13.4 shall survive any termination hereof pursuant to Section 12.1.


                                   ARTICLE 13
                                  MISCELLANEOUS

               13.1 Notices. Any notices hereunder shall be in writing and shall be deemed to have been given when delivered by hand or when transmitted by facsimile transmission, the first business day after sent by a nationally-recognized overnight courier (such as Airborne or Federal Express), or on the fifth business day after deposit in the United States Mail, registered or certified, return receipt requested, postage prepaid, addressed to:
                      if to Buyer, to:

                             Mr. Walter A. Rhulen, President
                             Frontier Insurance Group, Inc.
                             195 Lake Louise Marie Road
                             Rock Hill, New York 12775
                             Fax: (914) 796-1900

                      with a copy to:

                             Sidney Todres, Esq.
                             Epstein Becker & Green, P.C.
                             250 Park Avenue
                             New York, New York 10177
                             Fax:  (212) 661-0989

                      if to Seller, to:

                             Bruce A. Esselborn, President
                             Capsure Holdings Corp.
                             Two N. Riverside Plaza
                             Suite 1600
                             Chicago, Illinois  60606
                             Fax: (312) 454-1819

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

                      with a copy to:

                             Kelly L. Stonebraker, Esq.
                             Rosenberg & Liebentritt, P.C.
                             Two N. Riverside Plaza
                             Suite 1515
                             Chicago, Illinois 60606
                             Fax: (312) 454-0335

or at such other address, or facsimile number or to the attention of such other person as Buyer or Seller may designate by written notice to the other party hereto. Notice by facsimile transmission shall be confirmed by certified or registered mail, postage prepaid, return receipt requested but shall be deemed given when such facsimile was transmitted.

               13.2 Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived prior to the Closing Date if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

                      (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights and remedies provided by law.

               13.3 Expenses. Unless otherwise expressly provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

               13.4 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of each other party hereto.

               13.5 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York without regard to the conflict of laws rules of such state.

               13.6 Counterparts; Facsimile Signatures. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The parties hereto acknowledge and agree that original signatures delivered by facsimile transmission shall be acceptable as original signatures.

               13.7 Third Party Beneficiaries. No provision of this Agreement is intended to confer upon any Person, other than the parties hereto, any rights or remedies hereunder, including, without limitation, any employee or former employee of the Company or any of its Subsidiaries.

               13.8 Entire Agreement. This Agreement, together with the Exhibits and Schedules hereto and the Confidentiality Agreement, constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto.

               13.9 Headings. The headings of the articles, sections and schedules of this Agreement are inserted for the sake of convenience only and shall not constitute a part hereof.

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

               13.10 Schedules. For purposes of this Agreement, the disclosure of an item on a schedule hereto shall be deemed to be disclosure of such item on each other applicable schedule.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                              FRONTIER INSURANCE COMPANY



                                              By:    ___________________________
                                                     Name:   Peter H. Foley
                                                     Title:  Vice President


                                              NI ACQUISITION CORP.


                                              By:    ___________________________
                                                     Name:   Bruce A. Esselborn
                                                     Title:  President


                                              FOR PURPOSES OF SECTIONS 2.3(c)
                                              AND ARTICLE 11 ONLY:

                                              CAPSURE HOLDINGS CORP.


                                              By:    ___________________________
                                                     Name:
                                                     Title:

                             SCHEDULES AND EXHIBITS

The following is a list of schedules and exhibits to this stock purchase agreement which will be furnished supplementally to the Securities and Exchange Commission upon request.


                               INDEX TO SCHEDULES


Schedule 2.2(d)(iii)              Investments
Schedule 3.2                      Corporate Authorization
Schedule 3.3                      Governmental Authorization
Schedule 3.4                      Non-Contravention
Schedule 3.5                      Capitalization
Schedule 3.6                      Ownership of Shares
Schedule 3.7                      Subsidiaries
Schedule 3.9                      Absence of Certain Changes
Schedule 3.10                     Material Contracts
Schedule 3.11                     Litigation
Schedule 3.12                     Compliance with Laws
Schedule 3.13-A                   Properties
Schedule 3.13-B                   Properties
Schedule 3.16(a)                  Employee Plans
Schedule 3.16(c)                  Certain Employee Plans
Schedule 3.16(d)                  Benefit Arrangements
Schedule 3.17                     Environmental Matters
Schedule 3.18                     Intercompany Accounts
Schedule 3.21                     Investments
Schedule 3.22-A                   Taxes
Schedule 3.22-B                   Taxes-Listing of Agreements and Jurisdictions
Schedule 4.1                      Insurance Affiliate of Buyer
Schedule 4.3                      Governmental Authorization
Schedule 5.1(c)                   Conduct of Business
Schedule 6.4                      Post-Closing Use of Office Space
Schedule 10.1(d)                  Frontier Pacific Ins Company-States Authorized

                                INDEX OF EXHIBITS


A      Form of Opinion of Counsel to Seller

B      Form  of  Opinion  of  Counsel  to Parent (contained in Exhibit A)

C-1    Form of Non-Solicitation/Non-Competition Agreement to be executed by
         Parent

C-2    Form of Non-Solicitation/Non-Competition Agreement to be executed by
         Bruce A. Esselborn

C-3    Form of Non-Solicitation Agreement to be executed by Mary Jane Robertson

D      Form of Tillinghast letter

E-1    Form of Termination Addendum with respect to the Reinsurance Agreement

E-2    Form of Amendment No. 4 to the MGA Agreement

E-3    Form of Termination Addendum with respect to the MGA Agreement

E-4    Form of Termination Addendum with respect to the Surety Bond Quota Share
         Reinsurance Agreement effective September 1, 1992 between Western Surety and UCIC

F      Form of letter from Equity Group Investments, Inc. re: obligations under sublease

G      Form of Assignment and Assumption of Executive Change In Control And
         Termination Benefits Agreements to be executed by Buyer

H      Form of Opinion of Counsel to Buyer

I-1    Form of Assignment of Employment Agreement and Guaranty for Mr. Zeitman

I-2    Form of Assignment of Employment Agreement and Guaranty for Mr. Fischer

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